Exhibit 10.1

AGREED FORM

INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN

LIBERTY INTERACTIVE CORPORATION

AND

FTD COMPANIES, INC.

DATED [•]

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated [•] (this “Agreement”), is by and between Liberty Interactive Corporation, a Delaware corporation (“Investor”; which term will be deemed to refer to a Qualified Distribution Transferee or Qualifying Transferee, as the case may be, upon and after the effectiveness of the applicable assignment referred to in Section 1.3 of this Agreement), and FTD Companies, Inc., a Delaware corporation (“Issuer”).  Investor and Issuer are each referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated July 30, 2014, by and among Issuer, Investor and Provide Commerce, Inc., a Delaware corporation (“Provide Commerce”), Investor has agreed to sell all of its outstanding interests in Provide Commerce to Issuer in exchange for consideration consisting of $121,460,980 and ten million two hundred three thousand ten (10,203,010) shares (such shares issued as consideration in connection with the transactions contemplated by the Purchase Agreement, the “Shares”, which term will include any shares of Issuer Common Stock issued in respect of such shares) of the Issuer’s common stock, par value $0.0001 per share;

WHEREAS, the Parties are entering into this Agreement to set forth certain rights and restrictions with respect to the shares of Issuer Common Stock Beneficially Owned by the Investor;

WHEREAS, this Agreement is the Investor Rights Agreement described in Section 2.1.2.1 of the Purchase Agreement; and

WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1.
STANDSTILL AND TRANSFER RESTRICTIONS

1.1                               STANDSTILL

(a)                                 From and after the date hereof, the Investor will not, and will cause each Investor Affiliate not to, directly or indirectly, acquire Beneficial Ownership of shares of Issuer Common Stock, including for purposes of this Section 1.1(a), rights, options or other derivative securities or contracts or instruments to acquire such ownership that derive their value (in whole or in part) from such Issuer Common Stock, if, after giving effect to such acquisition, the Investor’s Investor Percentage Interest would exceed the Cap; provided, however, that such restriction on acquisitions will not be applicable with respect to the acquisition by the Investor Affiliates of Beneficial Ownership of Issuer Common Stock (i) pursuant to the Purchase Agreement (unless, for the avoidance of doubt, the representation of the Investor in Section 4.2(d) hereof is not true and correct), (ii) as a result of any stock splits, stock dividends or other distributions or recapitalizations or similar offerings made generally available by the Issuer or any Subsidiary thereof to holders of Issuer Common Stock (or other equity securities of the Issuer), including rights offerings and distributions made generally to holders of Issuer Common Stock (or other equity securities of the Issuer) as a result of their ownership of Issuer Common Stock (or other equity securities of the Issuer) including pursuant to a shareholder rights plan or similar plan or agreement, (iii) as a result of the exercise (or exchange) of any rights distributed by the Issuer pursuant to clause (ii) above, (iv) in accordance with a Permitted Offer or (v) which has been approved by a majority of the Non-Investor Directors.

(b)                                 Notwithstanding the provisions of Section 1.1(a), at any time following the earlier of (x) ten (10) days following the date any Third Party commences (within the meaning of Section 14(d) of the Exchange Act) a tender or exchange offer which, if consummated, would result in such Person becoming the Beneficial Owner of Issuer Common Stock (or other equity securities) having Majority Voting Power (such offer, a “Third Party Offer”), unless during such ten (10) day period, the Issuer Board takes such actions as are reasonably necessary to prevent, delay, or restrict the purchase of Issuer Common Stock (or other equity securities) pursuant to such Third Party Offer, including implementation of a shareholder rights plan and other customary defensive actions, (y) the date Issuer publicly recommends a Third Party Offer or takes any action inconsistent with actions previously taken pursuant to clause (x) (including granting an exception in respect of such Third Party Offer under any shareholder rights plan or granting approval of such offeror for purposes of DGCL Section 203), and (z) at any time following December 31, 2016, so long as, in the case of an action pursuant to this clause (z), Investor has, subsequent to such date, negotiated in good faith with the Issuer Board for a period of at least thirty (30) days as to the terms of such proposed offer, then in each case, the Investor Affiliates will be entitled to commence and accept for purchase and purchase shares of Issuer Common Stock pursuant to a tender or exchange offer so long as such tender or exchange offer (such tender or exchange offer meeting the requirements set forth in this Section 1.1(b), a “Permitted Offer”):

(i)                                     is commenced and made in accordance with the applicable rules and regulations under the Exchange Act applicable to tender or exchange offers, including, if applicable, Section 13(e)-3 of the Exchange Act and the related rules and regulations applicable thereto;

(ii)                                  is made to all holders of Issuer Common Stock;

(iii)                               will expire no earlier than midnight, New York City time, on the twentieth (20th) business day following the commencement thereof (as determined using Rule 14d-1(g)(3) under the Exchange Act);

(iv)                              is subject to customary conditions to the obligation of the Investor Affiliates to purchase Issuer Common Stock; provided, that, (A) in the event a Permitted Offer is made pursuant to clause (z) of Section 1.1(b) and no Third Party Offer is commenced or made during the period such Permitted Offer is outstanding, it will be a condition to closing of such Permitted Offer that the number of shares of Issuer Common Stock tendered and not withdrawn, when purchased by the Investor Affiliates, constitute no less than a majority of the outstanding shares of Issuer Common Stock outstanding at the time of commencement that are not Beneficially Owned by the Investor Affiliates as of the date such Permitted Offer is commenced, disregarding for purposes of calculating the number of outstanding shares of Issuer Common Stock any such shares issued pursuant to Section 1.5(e) (such condition, the “Minimum Condition”) and (B) any conditions to the consummation of such offer may be waived by the Investor in its sole discretion, other than, in the event no Third Party Offer is outstanding or is made, in each case, during the pendency of such Permitted Offer, the Minimum Condition; and

(v)                                 provides for consideration payable in cash, common stock or other securities of the Investor or a Subsidiary thereof, or a combination thereof; provided, that, such consideration offered has, on a per share of Issuer Common Stock basis, a fair market value (as determined in good faith by the Investor’s board of directors) equal to or greater than the closing price of the Issuer Common Stock on Nasdaq on the Trading Day immediately prior to the earlier of (x) the public announcement of such Permitted Offer and (y) commencement of such Permitted Offer.

(c)                                  In the event the Investor Affiliates make a Permitted Offer, the Issuer will furnish the Investor Affiliates with all information concerning the Issuer required by the Exchange Act to be included in the applicable offering document for such Permitted Offer.

(d)                                 Except as provided in or permitted by Sections 1.1(b), (e), (f), (g) and (h) unless specifically approved in writing by Issuer, the Investor will not, and will cause each Investor Affiliate and its and their respective Representatives acting on behalf of Investor or any Investor Affiliate not to, in any manner, directly or indirectly:

(i)                                     enter into or agree, effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in: (A) except to the extent otherwise specifically permitted by this Agreement, any acquisition of any Issuer Common Stock (or Beneficial Ownership thereof) or any material portion of the assets of Issuer and its Subsidiaries (taken together); (B) any tender or exchange offer, merger or other business combination involving Issuer or any of its Subsidiaries

(provided, that, this clause does not restrict any Investor Affiliate from (x) opposing publicly or privately any tender or exchange offer, merger or other business combination involving the Issuer or any Subsidiary thereof or (y) Transferring any shares of Issuer Common Stock pursuant to such tender or exchange offer, merger or other business combination); or (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Issuer or any of its Subsidiaries;

(ii)                                  except as provided in Article 3, make or participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) to vote, or seek to advise or influence any Person or entity with respect to the voting of, any Issuer Common Stock or any demand for a copy of Issuer’s stock ledger, list of stockholders or any other books and records of Issuer (other than with respect to matters related to the Investor’s exercise or enforcement of rights under the Purchase Agreement), except that this subsection does not restrict (A) the Investor Directors from participating as members of the Issuer Board and any committees thereof in their capacity as such or (B) the Investor Affiliates from opposing publicly or privately, or voting against or encouraging others to vote against, (x) any proposal of a third party regarding a merger or other business combination involving the Issuer or any Subsidiary thereof or (y) other similar corporate transaction on which a vote of the Issuer’s stockholders is required under Delaware Law or Nasdaq rules;

(iii)                               call or seek to call a meeting of Issuer’s stockholders or initiate any stockholder proposal for action by Issuer’s stockholders, form, join or in any way participate in a 13D Group or otherwise act in concert with any Person, in each case, with respect to the Issuer Common Stock, or seek, propose or otherwise act alone or in concert with others, to influence or control Issuer’s management, the Issuer Board or policies, except that this subsection does not restrict (x) the Investor Directors from participating as members of the Issuer Board and any committees thereof in their capacity as such and (y) the Investor from joining or in any way participating in a 13D Group or otherwise acting in concert with any Person, in each case, to exercise its rights under Section 1.1(d)(ii)(B);

(iv)                              take any action which would or would reasonably be expected to force Issuer to make a public announcement regarding any of the types of matters set forth in clause (i) above;

(v)                                 bring any action, or otherwise act, to contest the validity of this Section 1.1(d); or

(vi)                              enter into any discussions or arrangements with any third party with respect to any of the foregoing (except as otherwise expressly provided herein).

(e)                                  Unless earlier terminated or made inapplicable pursuant to Section 1.1(f), the provisions of Section 1.1(d) (other than the provisions of Section 1.1(d)(i)) will terminate upon the expiration of the Restricted Period. For the avoidance of doubt, any tolling of such restrictions pursuant to Section 1.1(f) will not result in any extension of the period referred to in the previous sentence.

(f)                                   The restrictions set forth in Section 1.1(d) (other than the provisions of Section 1.1(d)(i)) shall not apply (and the Investor will be permitted to take the actions otherwise prohibited thereunder) if any of the following occurs (provided, that, in the event any matter described in clauses (i) or (ii) of this Section 1.1(f) has occurred and resulted in the restrictions imposed under Section 1.1(d) (other than the provisions of Section 1.1(d)(i)) ceasing to apply to the Investor, then, in the event the transaction related to such matter has not occurred within six (6) months of the date on which the Investor was released from such restrictions, then so long as such transaction is not being actively pursued at such time, the restrictions set forth in Section 1.1(d) shall thereafter resume and continue to apply in accordance with their terms, until terminated pursuant to Section 1.1(e) or subsequently made inapplicable pursuant to this Section 1.1(f)):

(i)                                     in the event that a tender offer or exchange offer for at least thirty-five percent (35%) of the Issuer Common Stock is commenced (within the meaning of Section 14(d) of the Exchange Act) by a third Person which, for the avoidance of doubt, is not an Investor Affiliate (and not involving any breach of Section 1.1(d)) which tender offer or exchange offer, if consummated, would result in such third party (or any 13D Group of which such third party is a member) becoming the Beneficial Owner of securities representing greater than either thirty-five percent (35%) of the outstanding shares of Issuer Common Stock or thirty-five percent (35%) of the voting power of the Issuer, and either (1) the Issuer Board recommends that the stockholders of the Issuer tender their shares in response to such offer or does not recommend against the tender offer or exchange offer within ten (10) days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities laws or (2) the Issuer Board later publicly recommends that the stockholders of the Issuer tender their shares in response to such offer;

(ii)                                  the Issuer solicits from one or more Persons, or enters into substantive discussions with one or more Persons regarding, a proposal with respect to a Change of Control Transaction, or the Issuer makes a public announcement that it is seeking to sell itself and, in such event, such announcement is made with the approval of the Issuer Board;

(iii)                               subject to the obligations of the Investor under Section 3.2, in the event that the Persons designated by the Investor to be elected or appointed to the Issuer Board as Investor Directors pursuant to Article 3 hereof are either (x) not appointed to the Issuer Board as contemplated herein or nominated for inclusion on management’s slate of nominees for election to the Issuer Board at any Election Meeting or (y) if so nominated are not so elected to the Issuer Board, or the Issuer otherwise breaches its obligations under Article 3;

(iv)                              the Investor Percentage Interest is less than ten percent (10%);

(v)                                 the Investor Percentage Interest is greater than fifty percent (50%);

(vi)                              an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) liquidation, reorganization or other relief in respect of the Issuer or any material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(vii)                           the Issuer or any material Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (A) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any material Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (E) make a general assignment for the benefit of creditors.

(g)                                  So long as the Investor Percentage Interest is equal to or greater than fifteen percent (15%), the Issuer agrees not to enter into any agreement regarding a (i) merger, (ii) consolidation, (iii) Change of Control Transaction, or (iv) other business combination transaction unless, in each case, at least ten (10) days prior to the execution of such agreement, the Issuer has given Investor written notice of its intention to enter into such agreement.

(h)                                 Notwithstanding the provisions of Section 1.1(d), and so long as the Investor Percentage Interest is equal to or greater than fifteen percent (15%), in the event (i) the Issuer solicits from one or more Persons or enters into substantive discussions with one or more Persons regarding a proposal with respect to (x) a Change of Control Transaction or (y) a sale of a material portion of the Issuer’s assets outside the ordinary course of business or (ii) the Issuer provides any notice to Investor pursuant to Section 1.1(g), in each case, Investor will be entitled to engage in private discussions with, and make private proposals to, the Issuer Board or management of the Issuer with respect to such proposed transaction or a competing proposal by the Investor.

1.2                               TRANSFER RESTRICTIONS

(a)                                 Except as otherwise expressly permitted in this Agreement, (i) from the date of the Closing (the “Closing Date”) until the date which is eighteen (18) months following the Closing Date (the “Restricted Period”), Investor will not Transfer any

Shares and (ii) from the Closing Date until the date which is the third (3rd) anniversary of the Closing Date, Investor will not effect a Qualifying Transfer.

(b)                                 Notwithstanding the prohibition set forth in Section 1.2(a), the following Transfers of all or any portion of the Shares by Investor are permitted, both during the Restricted Period and thereafter, so long as such Transfer also complies with the provisions of this Agreement:

(i)                                     Transfers to any Investor Affiliate;

(ii)                                  Transfers to a Qualified Distribution Transferee in connection with a Distribution Transaction;

(iii)                               Transfers pursuant to any Change of Control Transaction or as part of any tender or exchange offer which, if consummated, would constitute a Change of Control Transaction; and

(iv)                              Transfers made in accordance with Section 1.2(d).

(c)                                  In connection with any Transfer of Shares, Investor may only effect such Transfer if each of the following conditions is satisfied with respect to such Transfer:

(i)                                     such Transfer is permitted by Law;

(ii)                                  the Transferee is not a Prohibited Transferee, provided that this subsection shall not be applicable in the event such Shares are being Transferred (x) in a Public Offering, (y) pursuant to a Market Sale or (z) pursuant to Section 1.2(b)(iii); and

(iii)                               prior to a Transfer, the Transferee provides a representation to Investor and to Issuer, in form and substance reasonably acceptable to each of them, that such Transfer would not result in such Transferee, together with its Affiliates or with any 13D Group of which such Transferee is a member, having Beneficial Ownership of fifteen percent (15%) or more of the outstanding shares of Issuer Common Stock, including in such calculation, for the avoidance of doubt, on an as-converted basis Issuer Securities Beneficially Owned by such Transferee and its Affiliates or 13D Group that are convertible into Issuer Common Stock, provided that this subsection shall not be applicable in the event such Shares are being Transferred in a Public Offering, a Market Sale, a Qualifying Transfer or pursuant to Section 1.2(b).

(d)                                 Notwithstanding anything to the contrary set forth in this Agreement, Section 1.2 (excluding Section 1.2(c)(i)) shall not prohibit:

(i)                                     any Transfer to the extent relating to a pledge of shares of Issuer Common Stock or creation of a security interest in such shares and any Transfer of shares of Issuer Common Stock following a default or event of default or as a result of any foreclosure under such pledge or security agreement if (A) the pledge or security interest is entered into in connection with a bona fide financing transaction or (after expiration of the Restricted Period) a Hedging Transaction, (B) the pledgee or the secured party is a financial institution or an Affiliate of a financial institution, in either case, that holds pledged shares in the normal course of its business, (C) during the Restricted Period, the maximum number of shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates that may be pledged or subject to a security interest shall not exceed three million four hundred one thousand four (3,401,004)(1) shares of Issuer Common Stock and (D) after the Restricted Period, the maximum number of shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates that may be pledged or subject to a security interest shall not exceed five million one hundred one thousand five hundred five (5,101,505)(2) shares of Issuer Common Stock;

(ii)                                  Stock Lending Transactions effected by the Investor Affiliates if (A) during the Restricted Period, the maximum number of shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates subject to Stock Lending Transactions at any one time shall not exceed three million four hundred one thousand four (3,401,004)(3) shares of Issuer Common Stock, (B) after the Restricted Period, the maximum number of shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates subject to Stock Lending Transactions at any one time shall not exceed five million one hundred one thousand five hundred five (5,101,505)(4) shares of Issuer Common Stock, (C) the terms pursuant to which Shares are made subject to Stock Lending Transactions (the “Lent Shares”) include provisions that provide the Investor Affiliates with the right to vote such Lent Shares (or a number of shares of Issuer Common Stock equal to the number of Lent Shares) at all meetings of Issuer’s stockholders, whether by “recalling” such Lent Shares, terminating the applicable Stock Lending Transaction, borrowing a number of shares of Issuer Common Stock equal to the number of Lent Shares, or otherwise, provided, that, the limitation set forth in this clause (C) will remain applicable only so long as (1) the provisions of Section 1.6 remain in effect or (2) Investor is required to vote for management’s slate of nominees to the Issuer Board pursuant to Section 3.2(b), and (D) the counterparty to such transaction is a financial institution or an Affiliate of a financial institution, in either case, in the business of engaging in such transactions for financial purposes and such Investor Affiliate does not know or have reason to know that such counterparty is engaging in such transaction for any purpose other than to engage in short sales in the ordinary course of business or to return shares of Issuer Common Stock to other stock lenders; or

(iii)                               Hedging Transactions effected by the Investor Affiliates, including the Transfer of shares of Issuer Common Stock in connection therewith through the delivery of shares of Issuer Common Stock to a third party in connection with the

(1)  Subject to adjustment as provided in Section 2.1.1.3 of the Purchase Agreement.

(2)  Subject to adjustment as provided in Section 2.1.1.3 of the Purchase Agreement.

(3)  Subject to adjustment as provided in Section 2.1.1.3 of the Purchase Agreement.

(4)  Subject to adjustment as provided in Section 2.1.1.3 of the Purchase Agreement.

settlement, early termination or satisfaction of a Hedging Transaction; provided, that, for purposes of this clause (iii), the Investor Affiliates shall not, directly or indirectly engage, in any Hedging Transactions during the Restricted Period and thereafter (A) the maximum number of shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates subject to Hedging Transactions at any one time shall not exceed five million one hundred one thousand five hundred five (5,101,505)(5) shares of Issuer Common Stock; (B) no Hedging Transaction shall impair the right of the Investor Affiliates to vote any shares of Issuer Common Stock subject to such Hedging Transaction prior to the settlement, early termination or satisfaction thereof (it being understood that a settlement, early termination or satisfaction, including as a result of a default or an event of default, may result in a disposition of the shares of Issuer Common Stock subject to such Hedging Transaction); (C) if pursuant to a Hedging Transaction, a number of shares of Issuer Common Stock representing ten percent (10%) or more of the outstanding shares of such class (determined as of the date the Hedging Transaction is entered into) (such ten percent (10%) amount, the “Settlement Threshold”), could be Transferred by the Investor Affiliates to the counterparty in connection with the settlement, early termination or satisfaction of such Hedging Transaction, then the Investor Affiliates shall settle or satisfy the obligations with respect to such Hedging Transaction in such a manner so that the number of shares of Issuer Common Stock delivered to such counterparty in connection with the settlement, early termination or satisfaction of such Hedging Transaction does not exceed the Settlement Threshold unless (1) the counterparty has indicated to the Investor Affiliates that it will utilize such shares of Issuer Common Stock solely to fill a preexisting short position in the shares of Issuer Common Stock (either directly or by means of a double print) or (2) the counterparty agrees to dispose of such shares of Issuer Common Stock in a manner reasonably calculated to result in no single Person acquiring greater than two percent (2%) of the outstanding shares of Issuer Common Stock as a result of such settlement, early termination or satisfaction; and (D) the Investor Affiliates shall not engage in any Hedging Transaction unless the counterparty to such transaction is a financial institution or an Affiliate of a financial institution, in either case, in the business of engaging in such transactions and such Investor Affiliate does not know or have reason to know that such counterparty is engaging in such transaction other than as part of its normal course of business.

(e)                                  Following the expiration of the Restricted Period, prior to any Investor Affiliate effecting any Transfer of Shares (x) pursuant to a sale directly into the market or a sale by a broker pursuant to a Shelf Registration or (y) in a sale on a securities exchange pursuant to the requirements of Rule 144 (either of clause (x) or (y), a “Market Sale”):

(5)  Subject to adjustment as provided in Section 2.1.1.3 of the Purchase Agreement.

(i)                                     Investor will give prior written notice of such intention (a “Market Sale Notice”) to Issuer, specifying the number of Shares proposed to be the subject of such sale.

(ii)                                  Thereafter, Issuer may, by written notice (the “Exercise Notice”) to the Investor, delivered not later than the fifth (5th) Business Day following delivery of a Market Sale Notice, elect to purchase all, but not less than all, of the Shares specified in such Market Sale Notice for cash at the Volume Weighted Average Price of the Issuer Common Stock during the period of five (5) consecutive Trading Days ending on the second Trading Day preceding the date of delivery of the Market Sale Notice.

(iii)                               If Issuer exercises its right of first refusal under this Section 1.2(e), the closing of the purchase of any Shares with respect to which such right has been exercised will take place prior to the close of business on the third (3rd) Business Day following the delivery of the Exercise Notice.

(iv)                              If Issuer does not exercise its right of first refusal under this Section 1.2(e) within the time specified for such exercise in Section 1.2(e)(ii), Investor (or the applicable other Investor Affiliate) may, during the ninety (90)-day period following the expiration of such time for exercise, sell the Shares specified in the Market Sale Notice on a securities exchange, in one or a series of transactions, at the market prices in effect at the time of each such sale.

(v)                                 Upon exercise of a right of first refusal under this Section 1.2(e), Issuer and Investor will be legally obligated to consummate the purchase and sale contemplated thereby.

(vi)                              The right of first refusal set forth in this Section 1.2(e) will not be assigned or transferred by the Issuer.

(f)                                   Right of First Offer in Connection with a Qualifying Transfer.

(i)                                     Prior to the Investor Transferring Issuer Common Stock in a Qualifying Transfer, it will provide written notice to the Issuer (a “ROFO Notice”) of its intention to engage in a Qualifying Transfer.  Such ROFO Notice will specify (A) the number of shares of Issuer Common Stock proposed to be Transferred in the Qualifying Transfer (the “Subject Shares”), (B) the price per share, denominated as a dollar amount per share (the “Target Price”), at which Investor is willing to sell the Subject Shares to the Issuer, (C) whether the Investor intends to effect the Qualifying Transfer in a taxable or tax-free transaction and (D) if the Investor intends to effect the Qualifying Transfer in a tax-free transaction, the aggregate tax basis of the Subject Shares.  The ROFO Notice will constitute a binding, irrevocable offer to sell the Subject Shares to the Issuer at a price per share equal to the Target Price (as adjusted as described below).

(ii)                                  In order to accept the offer to purchase the Subject Shares, the Issuer must deliver to the Investor a written notice of acceptance (an “Issuer

Acceptance Notice”) agreeing to purchase all, but not less than all, of the Subject Shares (A) if the ROFO Notice recites that the Investor intends to effect a Qualifying Transfer in a taxable transaction, at a cash price per share equal to the Target Price, or (B) if the ROFO Notice recites that the Investor intends to effect a Qualifying Transfer by means of a non-taxable transaction then, at the option of the Issuer, (1) a cash price per share such that, after deductions for any taxes (calculated at the highest combined marginal rate of federal, state, local and foreign tax) applicable to the income or gain recognized by Investor on the acquisition of the Subject Shares by Issuer, the net proceeds to Investor would be equal to the Target Price or (2) by means of assigning the Issuer’s right to purchase the Subject Shares to a third party (a “ROFO Purchaser”; provided, that if such ROFO Purchaser is a subsidiary of another corporation whose publicly traded common stock will be delivered to Investor as described below, then such parent corporation will agree to be a co-obligor under the ROFO Purchase Agreement (as defined below)), that has agreed to acquire the Subject Shares at the Target Price in a non-taxable transaction.

(iii)                               In order to be effective, an Issuer Acceptance Notice must (A) in the case of an Issuer Acceptance Notice described in clause (f)(ii)(A) or (f)(ii)(B)(1) above, (1) have attached thereto (x) a certificate of the Issuer’s Chief Financial Officer certifying as to the aggregate amount of cash the Issuer has on hand to use for the purchase of the Subject Shares and that the Issuer has segregated such funds for use in making such purchase and (y) to the extent that the aggregate purchase price payable for the Subject Shares calculated in accordance with clause (f)(ii) (the “Aggregate Purchase Price”) exceeds the amount of available cash set forth in such certificate from the Issuer’s Chief Financial Officer, commitment letters, in form and substance reasonably acceptable to the Investor, from financial institutions committing to provide the Issuer with debt financing with respect to the balance of the Aggregate Purchase Price, (2) not be conditioned upon the receipt of financing or other conditions to closing (other than as described below) and (3) be delivered to Investor no later than 5:00 p.m. Denver, Colorado time on the thirtieth (30th) day following the date the ROFO Notice was given, in the case of a ROFO Notice specifying that the Investor intends to effect a Qualifying Transfer in a taxable transaction, or the fortieth (40th) day following the date the ROFO Notice was given, in the case of a ROFO Notice specifying that the Investor intends to effect a Qualifying Transfer in a tax-free transaction, and (B) in the case of an Issuer Acceptance Notice described in clause (f)(ii)(B)(2) above, (1) have attached thereto an acquisition agreement (the “ROFO Purchase Agreement”), in form and substance reasonably acceptable to the Investor and containing the terms described below, signed by the ROFO Purchaser, committing to acquire the Subject Shares at the Target Price in a transaction not subject to taxation and meeting the requirements of clause (iv) below and (2) be delivered to Investor no later than 5:00 p.m. Denver, Colorado time on the fortieth (40th) day following the date the ROFO Notice was given.

(iv)                              The consideration to be received by the Investor pursuant to a ROFO Purchase Agreement must consist solely of shares of common stock of the

ROFO Purchaser (or, as applicable, the parent corporation of the ROFO Purchaser), that (x) are to be delivered free and clear of all liens and restrictions (other than applicable securities laws), (y) are actively traded on a national securities exchange and (z) in the aggregate, constitute less than ten percent (10%) of the issued and outstanding shares of common stock of the ROFO Purchaser (or, as applicable, the parent corporation of the ROFO Purchaser), after giving effect to the transaction.  The shares of common stock of the ROFO Purchaser (or its parent corporation) to be delivered will be valued on a per share basis at the volume-weighted average price of the Rule 10b-18 eligible trades of such shares (without regard to pre-open or after hours trading outside of regular trading sessions) for the period of five (5) consecutive Trading Days ending on the second Trading Day preceding the date of delivery of the Issuer Acceptance Notice.  The ROFO Purchase Agreement will contain (A) no representations and warranties by the Investor other than relating to due organization, existence and good standing of the Investor, due authorization and execution of the ROFO Purchase Agreement and ownership of and good title to the Subject Shares free and clear of all liens or restrictions (other than applicable securities laws or those created by this Agreement), (B) no covenants by the Investor other than covenants to deliver the Subject Shares in exchange for the consideration recited therein and execution of documents assigning this Agreement, (C) no conditions on the obligation of the ROFO Purchaser to acquire the Subject Shares other than the receipt of required regulatory approvals, (D) provision of customary registration rights, no less favorable to the Investor than those set forth in this Agreement (without regard to any Restricted Period or other lock-up provision), with respect to the shares of ROFO Purchaser (or the parent corporation thereof) common stock to be received by the Investor and (E) an outside date for the closing of the transaction no later than one hundred eighty (180) days following the execution of the ROFO Purchase Agreement.

(v)                                 A duly completed and delivered Issuer Acceptance Notice shall constitute a binding irrevocable agreement by the Issuer (or the ROFO Purchaser) to purchase the Subject Shares at the Target Price as provided in this Section 1.2(f).  If an Issuer Acceptance Notice meeting the requirements specified above is not delivered within the specified period, then the Issuer will be deemed to have rejected the offer of the Subject Shares.

(vi)                              Upon delivery of an Issuer Acceptance Notice described in clauses (f)(ii)(A) or (f)(ii)(B)(1) above meeting the requirements specified above within the specified period, Investor will be obligated to sell, and the Issuer will be obligated to buy, all of the Subject Shares at the Target Price, payable in cash by wire transfer of immediately available funds.  The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than the ninetieth (90th) day after the ROFO Notice is given.  The purchase and sale will be without representation or warranty, except that each party to the transaction will represent and warrant that it has all requisite power and authority to enter into the transactions, and Investor will represent and warrant that it is transferring valid title to the Subject Shares and the Subject Shares are being transferred free and clear of any lien or restriction other than applicable securities laws or those created by this Agreement.  Upon the closing of such purchase and sale Investor’s obligations under this Agreement will be terminated in accordance with Section 5.1 and Section 5.2 hereof.

(vii)                           If the Issuer rejects or is deemed to reject the offer of the Subject Shares set forth in the ROFO Notice, then Investor will be free to enter into an agreement with a Qualifying Transferee during the period of ninety (90) days following the date of the rejection or deemed rejection of the offer represented by the ROFO Notice, so long as the price per share to be paid by such Qualifying Transferee in the Qualifying Transfer (determined by reference to the cash payable by, or the fair market value of any non-cash consideration (as determined as of the execution date of the agreement between such Qualifying Transferee and the Investor or pursuant to such agreement) to be delivered by, the Qualifying Transferee) is equal to or greater than the Target Price.

(viii)                        The Issuer’s rights under this Section 1.2(f) will not be assignable without the prior written consent of Investor, except to a ROFO Purchaser as set forth herein.

1.3                               DISTRIBUTION TRANSACTIONS AND QUALIFYING TRANSFERS; ANTI-TAKEOVER PROVISIONS

(a)                                 In the event the Investor desires to effect a Distribution Transaction in which it will transfer Issuer Common Stock to a Qualified Distribution Transferee (which transfer, for the avoidance of doubt, will be deemed to occur on the date such Qualified Distribution Transferee ceases to be an Affiliate of the Investor), the Issuer, the Investor and the Qualified Distribution Transferee will enter into an amendment to this Agreement on or prior to the date of consummation of such Distribution Transaction reasonably satisfactory to each such party to: (i) effective immediately prior to such Distribution Transaction (but subject to the consummation of the Distribution Transaction) assign all rights and obligations of the Investor (other than Sections 1.2(e) and 1.2(f)) under this Agreement to the Qualified Distribution Transferee, (ii) have such Qualified Distribution Transferee agree to accept, as of immediately prior to the effective time of such Distribution Transaction (but subject to the consummation of the Distribution Transaction), such assignment of rights (other than Sections 1.2(e) and 1.2(f)) and agree to assume and perform all obligations of the Investor hereunder to be performed following the effective time of such Distribution Transaction, (iii) effective immediately prior to such Distribution Transaction (but subject to the consummation of the Distribution Transaction) substitute such Qualified Distribution Transferee for the Investor for all purposes under this Agreement and (iv) provide for (w) a representation from the Investor that such amendment is being entered into in connection with a Distribution Transaction involving the Qualified Distribution Transferee pursuant to Section 1.2 and Section 1.3 of this Agreement, (x) the Investor’s (as such term is used prior to the Distribution Transaction) acknowledgement that it shall not be entitled to any benefits under this Agreement following such Distribution Transaction (including, for the avoidance of doubt, any benefits to the Investor prior to such Distribution Transaction arising from the 203 Approval or from Section 1.3(b)), (y) the Investor’s (as such term is used prior to the Distribution Transaction) acknowledgement that the Issuer shall not be subject to any liability to the Investor (as such term is used prior to the Distribution Transaction) under this Agreement following such Distribution Transaction (except for any liability arising from any breach of this Agreement by the Issuer or relating to any actions or events occurring, in each case, on or prior to the date of the Distribution Transaction) and (z) the Issuer’s acknowledgement that the Investor (as such term is used prior to the Distribution Transaction) (I) will have no further obligations under this Agreement following such Distribution Transaction and (II) will not be subject to any liability to the Issuer under this Agreement following the Distribution Transaction (except for any liability arising from any breach of this Agreement by the Investor or relating to any actions or events occurring, in each case, on or prior to the date of the Distribution Transaction).  For the avoidance of doubt, in no event can more than one Qualified Distribution Transferee be an Investor at any one time.

(b)                                 From and after the date hereof, the Issuer agrees not to (i) amend, modify or rescind the resolution constituting the 203 Approval or (ii) adopt any Stockholder Rights Provision unless such Stockholder Rights Provision by its terms exempts, or at the time of adoption of such Stockholder Rights Provision the Issuer takes action to exempt, any acquisition of Issuer Common Stock by (A) any Investor Affiliate (other than a Qualified Distribution Transferee) (so long as Investor remains obligated to cause such Person to comply with the Investor’s obligations hereunder) (x) so long as the Investor Percentage Interest does not exceed the Cap or (y) pursuant to a Permitted Offer or (B) a Qualified Distribution Transferee pursuant to a Distribution Transaction in compliance with Section 1.3(a), (x) so long as the Investor Percentage Interest does not exceed the Cap or (y) a Permitted Offer.

(c)                                  Prior to any Qualifying Transfer, (i) to the extent necessary, the Issuer will amend any Stockholder Rights Provision applicable to the Qualifying Transferee’s and its Affiliates’ acquisition and continued ownership of Issuer Common Stock in the Qualifying Transfer, such that the acquisition and continued ownership by the proposed Qualifying Transferee of Issuer Common Stock in such Qualifying Transfer or thereafter to the extent otherwise permitted hereunder will not result in the imposition of any such restriction, limitation, economic detriment or cost (including through disproportionate dilution, relative to other holders of Issuer Common Stock, of such Person’s equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Issuer in the form of a mandatory offer requirement, “fair price,” or similar provision) under any such Stockholder Rights Provision; (ii) prior to the Qualifying Transferee becoming an “interested stockholder” (as such term is defined in Section 203(c)(5) of the DGCL) with respect to the Issuer, the Issuer Board will approve (x) the transaction by which the Qualifying Transferee becomes an “interested stockholder” within the meaning of Section 203(c)(5) of the DGCL and (y) the Transfer of Issuer Common Stock by the

Investor to the Qualifying Transferee pursuant to the Qualifying Transfer for purposes of Section 203(a)(1) of the DGCL by adopting a resolution in the form attached hereto as Exhibit A, mutatis mutandis; and (iii) the Issuer, the Investor and the Qualifying Transferee will enter into an amendment to this Agreement (a “Qualifying Amendment”) on or prior to the date of consummation of such Qualifying Transfer reasonably satisfactory to each such party to: (A) effective immediately prior to such Qualifying Transfer (but subject to the consummation of the Qualifying Transfer) assign all rights and obligations of the Investor (other than Sections 1.2(e) and 1.2(f), and except to the extent modified pursuant to Section 1.3(d)) under this Agreement to the Qualifying Transferee, which amendment will provide that the Qualifying Transferee will thereafter be deemed to be the “Investor”, and the Qualifying Transferee’s Affiliates the “Investor Affiliates”, for all purposes hereunder for periods following the consummation of the Qualifying Transfer, (B) have such Qualifying Transferee agree to accept, as of immediately prior to the effective time of such Qualifying Transfer (but subject to the consummation of the Qualifying Transfer), such assignment of rights and agree to assume and perform all obligations of the Investor hereunder to be performed following the effective time of such Qualifying Transfer (in each case, other than Sections 1.2(e) and 1.2(f)), (C) effective immediately prior to such Qualifying Transfer (but subject to the consummation of the Qualifying Transfer) substitute such Qualifying Transferee for the Investor for all purposes under this Agreement (other than Sections 1.2(e) and 1.2(f)) and (D) provide for (w) a representation from the Investor that such amendment is being entered into in connection with a Qualifying Transfer involving the Qualifying Transferee pursuant to Section 1.2 and Section 1.3 of this Agreement, (x) the Investor’s (without giving effect to the substitution of the Qualifying Transferee as the “Investor” hereunder) acknowledgement that it shall not be entitled to any benefits under this Agreement following such Qualifying Transfer (including, for the avoidance of doubt, any benefits to the Investor prior to such Qualifying Transfer arising from the 203 Approval or from Section 1.3(b)), (y) the Investor’s (without giving effect to the substitution of the Qualifying Transferee as the “Investor” hereunder) acknowledgement that the Issuer shall not be subject to any liability to the Investor (as such term is used prior to the Distribution Transaction) under this Agreement following such Qualifying Transfer (except for any liability arising from any breach of this Agreement by the Issuer or relating to any actions or events occurring, in each case, on or prior to the date of the Qualifying Transfer) and (z) the Issuer’s acknowledgement that the Investor (without giving effect to the substitution of the Qualifying Transferee as the “Investor” hereunder) (I) will have no further obligations under this Agreement following such Qualifying Transfer and (II) will not be subject to any liability to the Issuer under this Agreement following the Qualifying Transfer (except for any liability arising from any breach of this Agreement by the Investor or relating to any actions or events occurring, in each case, on or prior to the date of the Qualifying Transfer).

(d)                                 In the event the Issuer so elects in connection with a Qualifying Transfer, the Qualifying Amendment entered into pursuant to Section 1.3(c) may provide that the number of Investor Directors to which the Qualifying Transferee will become entitled pursuant to Section 3.1(a) following the consummation of the Qualifying Transfer will be reduced to that number of Directors to which the Qualifying Transferee would otherwise be entitled based upon its Investor Voting Interest in accordance with the provisions of Section 3.1, (without regard to such Qualifying Amendment) less one (1) Investor Director.

1.4                               LEGEND

(a)                                 All certificates or other instruments representing the Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED JULY 30, 2014, BY AND BETWEEN FTD COMPANIES, INC. AND LIBERTY INTERACTIVE CORPORATION, AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE ISSUER, WITHOUT COST.

(b)                                 At Investor’s request, upon receipt of a written opinion of Investor’s counsel reasonably satisfactory to Issuer to the effect that such legend is no longer required under the Securities Act and applicable state laws, Issuer will promptly cause such legend to be removed from any certificate or other instrument representing any Shares to be Transferred in accordance with the terms of this Agreement or following the termination hereof.

1.5                               PARTICIPATION RIGHT

From and after the Closing, if the Issuer shall issue or sell New Securities (including, in connection with any acquisition of any assets or businesses by the Issuer or its Subsidiaries) pursuant to which the Issuer receives in the aggregate (or would receive upon the exercise of any New Security), in any one or a series of related transactions, greater than $1,000,000 in gross proceeds, in cash, property (including assets acquired) or other consideration, the Investor shall have the right (on the terms and subject to the conditions set forth in this Section 1.5) to purchase from the Issuer up to the amount of New Securities specified herein.  This participation right shall be subject to the following provisions:

(a)                                 In the event that the Issuer at any time issues or sells New Securities with respect to which the Investor’s rights under this Section 1.5 apply, it will give the Investor written notice (each, a “New Issuance Notice”) of such issuance or sale and documentation relating to such issuance or sale not more than five (5) Business Days after the consummation of such issuance or sale.  The New Issuance Notice shall describe (i) the terms and conditions of the New Securities giving rise to the participation right, (ii) the amount of New Securities issued or sold by the Issuer, (iii) the price (which, in the case where such New Securities are issued or sold other than for cash, will be deemed to be the fair market value, as determined by the Issuer Board in good faith, of the consideration received by the Issuer in respect of such issuance or sale of New Securities) and the general terms upon which the Issuer issued or sold such New Securities and (iv) the Maximum Amount (as defined below).  In order to exercise its participation right, Investor will give the Issuer written notice (which notice shall be irrevocable when given) of the amount of New Securities it will purchase (which amount will not exceed its Maximum Amount) within ten (10) days after its receipt of the applicable New Issuance Notice.  The failure to respond during such ten (10) day period shall constitute a waiver of the Investor’s rights under this Section 1.5 in respect of such issuance; provided, however, that in the event the Investor has sold shares of Issuer Common Stock in the six (6) month period preceding the date the New Issuance Notice is delivered to it and such sale was not otherwise an exempt sale for purposes of Section 16(b) under the Exchange Act, then Investor’s period to give notice of its agreement to purchase New Securities pursuant to this Section 1.5 will be extended until the date which is six-months and one day from the date of Investor’s last matchable sale (for purposes of Section 16(b) under the Exchange Act) of Issuer Common Stock, and all other periods referred to in Section 1.5(a) through (d) will be adjusted accordingly.

(b)                                 The maximum amount of New Securities which Investor may purchase pursuant to its participation right under this Section 1.5, in connection with an issuance of New Securities (the “Maximum Amount”), shall equal the difference between:

(i)                                     the quotient of (x) the number of New Securities and (y) one (1) minus the Investor Voting Interest (expressed as a decimal); and

(ii)                                  the amount of New Securities sold or issued by the Issuer in the transaction giving rise to such participation right, as set forth in the applicable New Issuance Notice.

(c)                                  The participation right set forth in this Section 1.5 with respect to any issuance of New Securities may be assigned or transferred (in whole, but not in part) by Investor to any Investor Affiliate and, in connection with any Distribution Transaction and Qualifying Transfer will be assigned (in whole, but not in part) to the Qualified Distribution Transferee or Qualifying Transferee, as the case may be, to which shares of Issuer Common Stock are Transferred pursuant to Section 1.2 or Section 1.3.

(d)                                 As used in this Section 1.5, “New Securities” means Issuer Common Stock or other equity securities of the Issuer, whether authorized now or in the future, and rights, options or warrants to purchase such Issuer Common Stock or other equity securities of the Issuer; provided, however, that the term “New Securities” does not include any of the following:  (i) securities (including options or warrants) issued to employees, consultants, officers or directors of the Issuer or any of its Subsidiaries pursuant to any stock option, stock purchase or stock bonus plan or other award, agreement or arrangement; provided that the same are approved by the Issuer Board or the Compensation Committee of the Issuer Board; (ii) securities issued in a public offering pursuant to a registration under the Securities Act; (iii) securities issued pursuant to any stock split, stock dividend or recapitalization of the Issuer; (iv) securities issued pursuant to the conversion, exercise or exchange of securities outstanding on the date of this Agreement; (v) securities issued to Investor upon exercise of its participation rights under this Section 1.5; and (vi) in the case of any right, option, warrant or other securities convertible into, or exercisable or exchangeable for, any other securities that are excluded from the definition of New Securities pursuant to clauses (i) through (v) above, any other securities issued upon the exercise, exchange or conversion of any such right, option, warrant or other convertible, exchangeable or exercisable security.

(e)                                  So long as Issuer has complied with Section 1.1(g) of this Agreement, Issuer may issue or sell Issuer Common Stock in an amount of up to 19.9% of the outstanding Issuer Common Stock (before giving effect to such issuance) to a single third Person concurrently with the entry by Issuer and such third Person into a definitive agreement for a Change of Control Transaction and the Investor shall not have any participation right under this Agreement in respect of such issuance; provided, that:

(i)                                     the consideration to be received by Issuer in such issuance will be an amount (equal to the fair market value (as determined in good faith by the Issuer Board) of the consideration to be paid per share of Issuer Common Stock by such third Person pursuant to such definitive agreement for a Change of Control Transaction multiplied by the number of shares of Issuer Common Stock to be issued and sold to such Person pursuant to this Section 1.5(e), and will be payable either in cash (in immediately available funds) in the amount of such aggregate purchase price or by delivery of a Qualifying Note having a principal amount equal to such aggregate purchase price;

(ii)                                  the agreements and arrangements with such third Person do not include any (A) obligation of the Issuer to repurchase such shares of Issuer Common Stock or exchange such shares of Issuer Common Stock for any assets, businesses or securities of the Issuer or its Subsidiaries, or provide for any minimum price, “make well” or form of consideration restrictions on any acquisition of such shares of Issuer Common Stock in any merger or other business combination, (B) rights of such third Person to designate for appointment or election a number of Directors on the Issuer Board greater than such Person’s proportional ownership of Issuer Common Stock,

(C) any consent or approval rights with respect to any merger, business combination or other extraordinary transaction, other than (1) the right to vote on the same basis as other holders of Issuer Common Stock and (2) matching rights and related provisions customarily contained in merger or transaction agreements for similar transactions; provided, that the foregoing will not include any payment or other consideration to such third Person in the event the transaction contemplated by any such agreement for a Change of Control Transaction is not approved by the Issuer’s stockholders, unless such payment or other consideration is made in connection with the Issuer’s entry, within one (1) year of the date of the failure to obtain such approval of the Issuer’s stockholders, of an alternative transaction which is a Change of Control Transaction, or (D) any registration rights more favorable to such third Person than those set forth in this Agreement (without regard to any Restricted Period or other lock-up provision);

(iii)                               such issuance will not materially delay, restrict or limit the Investor Affiliates’ right to make a Permitted Offer or purchase shares of Issuer Common Stock thereunder; and

(iv)                              this Section 1.5(e) may only be used on a single occasion and following an issuance of shares of Issuer Common Stock pursuant to this Section 1.5(e), the Issuer’s rights under Section 1.5(e) will be terminated.

(f)                                   Notwithstanding anything to the contrary in this Agreement, if the Investor Voting Interest is less than ten percent (10%) at any time, then the participation right under this Agreement shall terminate from and after such time.

1.6                               QUORUM

So long as the Investor Affiliates collectively Beneficially Own at least five percent (5%) of the outstanding shares of Issuer Common Stock, the Investor will, and will cause any other Investor Affiliates that hold such shares to, be present, in person or by proxy, at all meetings of Issuer’s stockholders so that all shares of Issuer Common Stock held by them may be counted for purposes of determining a quorum at such meetings.

ARTICLE 2.
REGISTRATION RIGHTS

2.1                               SHELF REGISTRATION

(a)                                 Subject to Section 1.2 and except as otherwise contemplated in Section 2.12, at any time following the expiration of the Restricted Period when a Registration Statement registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), upon Investor’s written request and subject to Investor’s compliance with Section 2.10, Issuer will use its reasonable best efforts to register, under the Securities Act on Form S-3 (or, if Form S-3 is not then available to the Issuer, such other form that is so available) for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the offer and sale of all or a portion of the Registrable Securities.  If the Issuer then meets or is deemed to meet the eligibility requirements to file an “automatic shelf registration statement” (as defined in Rule 405 promulgated under the Securities Act) (“ASRS”) set forth in General Instruction I.D. to Form S-3, the Issuer will cause the Shelf Registration to be an ASRS. The “Plan of Distribution” section of such Shelf Registration will permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering and any dispositions effected in connection with Hedging Transactions, Stock Lending Transactions or Permitted Pledges.  With respect to each Shelf Registration requested in compliance with this Section 2.1, Issuer will, subject to any Suspension Period, (i) as promptly as practicable after Investor’s written request (and in the case of a Shelf Registration on Form S-3, in no event other than as a result of a Suspension Period, later than twenty (20) Business Days following the receipt of such request, and in the case of a Shelf Registration on Form S-1, in no event other than as a result of a Suspension Period, later than forty (40) Business Days following the receipt of such request), file a Registration Statement and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable, and remain effective until such time as there are no Registrable Securities remaining for offer and sale thereunder.

(b)                                 From and after the date hereof, the Issuer shall use its reasonable best efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto.  In the event the Issuer fails to so qualify, the Issuer shall be required to use its reasonable best efforts to effect registrations pursuant to this Section 2.1 on Form S-1 or any successor form thereto to the same extent as the Issuer would be required to effect registrations on Form S-3.

(c)                                  Upon Investor’s written request specifying the amount of Registrable Securities to be sold (such request, a “Shelf Public Offering Request” and such securities, the “Requested Shelf Registered Securities”), Issuer will (subject to any Suspension Period) perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the manner of sale specified by Investor in such written request, which may include the form of a firm commitment underwritten public offering (a “Shelf Public Offering”); provided, that, the Issuer shall not be required to perform such obligations if the aggregate offering price, as such amount is determined on the cover page of the Registration Statement, for the sale of the Requested Shelf Registered Securities does not equal or exceed the lesser of (i) $50,000,000 and (ii) ten percent (10%) of Issuer’s market capitalization determined in good faith as of the date Issuer receives the Shelf Public Offering Request.  Investor will not be entitled to include any of its Registrable Securities in a Shelf Public Offering unless it has complied with Section 2.10.  Investor may, after consultation with Issuer, select the lead managing underwriter or underwriters for any Shelf Public Offering subject to the prior written consent of Issuer (which such consent may not be unreasonably withheld, delayed or conditioned).

(d)                                 In a Shelf Public Offering, if the lead managing underwriter advises Issuer and Investor that, in its view, the number of shares of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that Issuer proposes to be included that are not Registrable Securities and any securities held for the account of any other Person which Investor has agreed to include in such Shelf Public Offering) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which the Requested Shelf Registered Securities can be sold (the “Maximum Offering Size”), Issuer will include in such Shelf Public Offering, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Requested Shelf Registered Securities Investor requested to be included in the Shelf Public Offering;

(ii)                                  second, any securities Issuer proposed to be included in the Shelf Public Offering; and

(iii)                               third, any securities proposed to be included in the Shelf Public Offering for the account of any other Persons, with such priorities among them as Issuer may determine.

(e)                                  Without limiting the generality of Section 2.12, Issuer will use its reasonable best efforts to cooperate in a timely manner with any request by Investor in respect of any block trade, hedging transaction or other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering (each, an “Alternative Transaction”), including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to Section 2.5, to the extent customary for such transactions.

(f)                                   Issuer may suspend its obligation to file (but not the preparation of) any Registration Statement in connection with any Shelf Registration (including any Shelf Public Offering), file any amendment to such a Registration Statement, file or furnish any supplement or amendment to a prospectus included in such a Registration Statement, make any other filing with the SEC, cause such a Registration Statement or other filing with the SEC to become or remain effective or take any similar action (collectively, “Registration Actions”) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act or (ii) the Issuer Board’s determination, in its good faith judgment, that any such Registration Action would materially interfere with, or would require the public disclosure of any material non-public information the disclosure of which would materially interfere with, any material corporate transaction or negotiation, including as to any material financing plans, acquisitions, dispositions, mergers or other material business activities involving the Issuer and its Subsidiaries, taken as a whole.  Upon the occurrence of any of the conditions described in (i) or (ii) above in connection with undertaking or suspending to undertake a Registration Action, Issuer will give Investor prompt notice (which shall be delivered within one (1) Business Day of the applicable determination) of such suspension (and whether such action is being taken or failing to be taken pursuant to (i) or (ii) above) (a “Suspension Notice”).  Upon the termination of such condition, Issuer will give Investor prompt notice (which shall be delivered within one (1) Business Day of the applicable determination) thereof and will promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.  Notwithstanding the foregoing, Issuer may only suspend Registration Actions pursuant to Section 2.1(f) for a reasonable period of time not to exceed sixty (60) consecutive days or 120 days in the aggregate in any 12-month period (each such occasion, a “Suspension Period”).  Each Suspension Period will begin on the date the relevant Suspension Notice is received by Issuer and will end on the earlier to occur of (y) the date on which Issuer notifies Investor that the Suspension Period has terminated and (z) the sixtieth (60th) day of such Suspension Period.  If filing of any Shelf Registration is suspended pursuant to this Section 2.1(f), once the Suspension Period ends, Investor may request a new Shelf Registration.  Issuer will not be required to amend a Shelf Registration (or the related prospectus) to add or change the disclosure regarding selling security holders during any Suspension Period.  The Issuer agrees that it will terminate any such Suspension Period as promptly as reasonably practicable.  If at the time of receipt of a Suspension Notice, the Investor shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Issuer shall use its reasonable best efforts to take such action as to eliminate any restriction imposed by federal securities laws upon the timely delivery of such shares.  Immediately upon receipt of any Suspension Notice, the Investor shall discontinue the disposition of Registrable Securities under the applicable Registration Statement and prospectus relating thereto until the applicable Suspension Period is terminated.  After the expiration of any Suspension Period and without any further request from Investor, the Issuer shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If a Suspension Period occurs while a Registration Statement is effective, the Issuer shall cause such amended or replacement Registration Statement to remain effective for a number of days equal to the total number of days during which the distribution of Registrable Securities was suspended thereunder pursuant to this Section 2.1(f).

(g)                                  Notwithstanding anything to the contrary in this Agreement, Issuer will not be in breach of, or have failed to comply with, any obligation under this Agreement where it acts or omits to take any action in order to comply with Law, any written interpretation of the staff of the SEC or any order or decree of any court or governmental agency.

2.2                               PIGGYBACK REGISTRATION

(a)                                 Subject to Section 1.2, if Issuer proposes to register any Issuer Common Stock under the Securities Act at any time following the expiration of the Restricted Period (other than (x) a registration on Form S-8 or Form S-4 or any similar or successor form under the Securities Act, relating to Issuer Common Stock or any other class of Issuer Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan or in connection with a direct or indirect acquisition by Issuer of another Person or (y) in connection with a rights offering), Issuer will give notice to Investor at least twenty (20) Business Days prior to the anticipated filing date of the registration statement relating to such registration and offer Issuer the opportunity to include in such registration statement the number of Registrable Securities as Investor may request (a “Piggyback Registration”), subject to Section 2.2(b).  Upon Investor’s request made within ten (10) days after the receipt of such notice from Issuer specifying the number of Registrable Securities intended to be registered by Investor, Issuer will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that Investor has so requested to include in such registration statement, to the extent required to permit the disposition of the Registrable Securities to be registered in accordance with the plan of distribution intended by Issuer for such registration statement, except that (i) if such registration involves a Public Offering, and if Investor has requested to be included in the applicable registration statement, Investor must sell its Registrable Securities to the underwriters selected by Issuer on the same terms and conditions as apply to the Persons on whose behalf the registration statement was initially undertaken and (ii) if, at any time after giving notice of its intention to register any shares of Issuer Common Stock pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, Issuer determines for any reason not to register such securities, Issuer will give Investor notice thereof and will be relieved of its obligation to register any Registrable Securities in connection with such registration.

(b)                                 If a Piggyback Registration involves a Public Offering and the lead managing underwriter advises Issuer that, in its view, the number of shares of Issuer Common Stock that Issuer and such registering stockholders intend to include in such registration exceeds the Maximum Offering Size, Issuer will include in such registration, in the following priority, up to the Maximum Offering Size:

(i)                                     first, so many of the number of shares of Issuer Common Stock proposed to be registered for the account of Issuer as would not cause the offering to exceed the Maximum Offering Size; and

(ii)                                  second, any securities proposed to be registered for the account of any other Persons, including the Investor, pro rata based on the number of shares of Issuer Common Stock Beneficially Owned by Investor and each such other Person.

2.3                               EXPENSES

Issuer will bear all expenses (other than Selling Expenses) incurred by Issuer in complying with its obligations pursuant to this Article 2 and in connection with the registration, qualification and disposition of Registrable Securities, including all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and Blue Sky Laws, printing expenses, fees and expenses of Issuer’s counsel and accountants, except that if Investor revokes its request with respect to a Shelf Public Offering, then Investor will reimburse Issuer for or will pay directly all expenses incurred by Issuer relating to such Shelf Public Offering unless (i) the revocation is based upon material adverse information concerning the Issuer that has not been previously considered at or disclosed in connection with a meeting of the Issuer Board or that the Issuer had not specifically publicly disclosed in a report filed with or furnished to the SEC, in each case, at least forty-eight (48) hours prior to the request or (ii) the revocation is based on Issuer notifying the Investor of a Suspension Period with respect to a Shelf Public Offering that has not yet been declared effective.  All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement will be borne and paid by Investor.

2.4                               LOCK-UP AGREEMENTS

Investor will not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities (or other securities of the Issuer convertible into Registrable Securities) held by the Investor for a period specified by the Representatives of the Issuer’s managing underwriters or co-managing underwriters during the ten (10) days prior to and the ninety (90) days following the effective date of the Registration Statement relating to a Public Offering of shares of Issuer Common Stock by the Issuer with respect to which the Issuer gave the Investor an opportunity to participate in accordance with Section 2.2, including as may be determined pursuant to Rule 430B under the Securities Act (which period following the effective date may, in each case, be extended to the extent required by Law); provided, that, (i) executive officers and Directors of the Issuer and other holders of the Issuer Common Stock participating in such Public Offering as selling stockholders enter into similar agreements for an equivalent duration of time and (ii) the Investor’s obligations under this Section 2.4, and under any agreement executed in accordance herewith, shall apply only as long as and to the extent such executive officers and Directors remain subject to such agreements.  Investor agrees to execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to Investor and the underwriters to such effect and, in any event, that the underwriters in any relevant offering will be third party beneficiaries of this Section 2.4.

2.5                               REGISTRATION PROCEDURES

Whenever Investor requests that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of those Sections, Issuer will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(a)                                 Issuer will as expeditiously as possible prepare and file with the SEC a Registration Statement on any form for which Issuer then qualifies, subject to the priority of form set forth in Section 2.1(a), and which form will be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed Registration Statement to become and remain effective for a period of (A) not less than one hundred eighty (180) days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), or (B) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which Issuer cannot extend the effectiveness of such Shelf Registration if such Registration Statement was filed on a Form S-3 because it is no longer eligible for use of Form S-3; subject in each case to any Suspension Period (provided, that, in the case of clause (y), Issuer shall be obligated to file a new Registration Statement on an available form with respect to the Registrable Securities that were left unsold on such Form S-3).

(b)                                 Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, Issuer will provide to Investor and each underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter Issuer will furnish to Investor and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as Investor or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Investor, except that Issuer will not be required to provide to any Person any materials, information or document required to be filed by Issuer pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering.  Investor or its legal counsel may request that Issuer modify any information contained in such Registration Statement, amendment and supplement thereto and Issuer will use its reasonable best efforts to comply with such request, except that Issuer will not have any obligation to so modify any information if Issuer reasonably believes that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  After filing a Registration Statement, Issuer will (A) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (B) comply with the provisions of the Securities Act applicable to Issuer with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Investor thereof set forth in such Registration Statement or supplement to such prospectus and (C) promptly notify Investor of any stop order issued or threatened by the SEC or any state securities commission with respect thereto and take all reasonable best actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 Issuer will use its reasonable best efforts to (A) register or qualify the Registrable Securities covered by such Registration Statement under such securities or Blue Sky Laws of such jurisdictions in the United States as Investor reasonably (in light of Investor’s intended plan of distribution) or, in the case of an underwritten Public Offering, the managing underwriter reasonably, requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (1) as long as permissible pursuant to the Laws of such jurisdiction, (2) as long as Investor requests or (3) until all such Registrable Securities are sold and (B) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of Issuer’s business and operations and do any and all other acts and things that may be reasonably necessary in accordance with Investor’s plan of distribution or advisable to enable Investor to consummate the disposition of Investor’s Registrable Securities, except that Issuer will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.5(d), (y) subject itself to income taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(e)                                  Issuer will promptly notify Investor (A) at any time when a prospectus relating to Investor’s Registrable Securities is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the light of the circumstances under which they were made not misleading and Issuer will promptly (subject to any applicable Suspension Period) prepare and make available to Investor and file with the SEC any such supplement or amendment, (B) as soon as Issuer becomes aware of any request by the SEC or any federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as Issuer becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of Issuer’s receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(f)                                   In connection with any Public Offering, (A) Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA and (B) at the request of the Investor, Issuer will use reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration a letter dated such date from the independent public accountants retained by the Issuer, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Issuer included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request.

(g)                                  Upon execution of confidentiality agreements in form and substance reasonably satisfactory to Issuer, Issuer will make available for inspection by Investor and any underwriter participating in any disposition pursuant to a Registration Statement being filed by Issuer pursuant to this Section 2.5 and any attorney, accountant or other professional retained by Investor or underwriter (collectively, the “Inspectors”), Issuer’s financial and other records, pertinent corporate documents and properties (collectively, the “Records”) as may be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Issuer’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that Issuer determines, in good faith, to be confidential and that it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) disclosure of such Records is necessary to comply with federal or state securities Laws or the rules of any securities exchange or trading market on which the Issuer Common Stock is listed or traded or is otherwise required by Law or (D) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation the confidentiality agreements.  Investor agrees that information obtained by it as a result of such inspections will be deemed confidential and may not be used by it or any of its Affiliates for any other purpose, including as the basis for any market transactions in any of Issuer’s securities, unless and until such information is made generally available to the public.  Investor further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it may, to the extent permitted by applicable Law, give notice to Issuer and allow Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 Issuer will otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that will satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(i)                                     Issuer may require Investor promptly to furnish in writing to Issuer such information regarding the distribution of the Registrable Securities as Issuer may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

(j)                                    Investor agrees that, upon receipt of any notice from Issuer of the happening of any event of the kind described in Section 2.5(e), Investor will promptly discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until Investor’s receipt of (A) copies of the supplemented or amended prospectus from Issuer or (B) further notice from Issuer that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (A), if so directed by Issuer, Investor will deliver to Issuer all copies, other than any permanent file copies and electronic copies then in Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If Issuer gives such notice, Issuer will extend the period during which such Registration Statement is maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(e) to the date when Issuer (x) makes available to Investor a prospectus supplemented or amended to conform with the requirements of Section 2.5(e) or (y) delivers to Investor the notice described in clause (B).

(k)                                 Issuer will use its reasonable best efforts to list all Registrable Securities of any class or series covered by such Registration Statement on any national securities exchange on which any of the Registrable Securities of such class or series are then listed or traded.

(l)                                     Issuer will as soon as reasonably practicable following its actual knowledge thereof, notify Investor: (A) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or for any other additional information; or (C) of Issuer’s receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

(m)                             Issuer will reasonably cooperate with Investor and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

(n)                                 Issuer will take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.  Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry Transfer to similar effect) Transferred in accordance with this Agreement.

(o)                                 Issuer will, within the deadlines specified by the Securities Act, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under this Agreement (and any offering covered hereby).

(p)                                 For purposes of Section 2.1(f), Section 2.5(a), and Section 2.5(c), the period of distribution of Registrable Securities in a firm commitment underwritten Public Offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and ninety (90) days after the effective date thereof.  In connection with each registration hereunder, the Investor will timely furnish to the Issuer in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to assure compliance with federal and applicable state securities Laws.  In connection with each registration pursuant to Section 2.1 or Section 2.2 covering an underwritten Public Offering, a Hedging Transaction, a Stock Lending Transaction or a Permitted Pledge, the Issuer and the Investor agree to enter into customary agreements (including an underwriting or similar agreement) with the managing underwriter or co-managing underwriters selected in the manner herein provided or the counterparty to such Hedging Transaction, Stock Lending Transaction or Permitted Pledge, as the case may be, in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter or counterparty and companies of the Issuer’s size and investment stature.

2.6                               INDEMNIFICATION

(a)                                 Notwithstanding any termination of this Agreement, Issuer will indemnify and hold harmless (including the advancement of expenses (subject to customary reimbursement agreements)) the Investor and its Affiliates, stockholders, members, officers, directors, employees and agents, and each Person, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Investor Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) arising out of, directly or indirectly resulting from, or relating to any untrue statement or allegedly untrue statement of a material fact contained or incorporated by reference in any Registration Statement or any preliminary or final prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer furnishes any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act), or arising out of, directly or indirectly resulting from or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except that Issuer shall not be liable to any Investor Party for any Damages that arise out of, directly or indirectly result from or relate to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to Issuer by or on behalf of Investor expressly for use therein.  Issuer also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Investor provided in this Section 2.6(a).

(b)                                 Notwithstanding any termination of this Agreement, Investor will indemnify and hold harmless Issuer and its Affiliates, stockholders, members, officers, directors, employees and agents, and each Person, if any, who controls Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against all Damages to the same extent as the foregoing indemnity from Issuer to Investor, but only with respect to information furnished in writing by or on behalf of Investor expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act).  Investor will also indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Issuer provided in this Section 2.6(b).  As a condition to including Registrable Securities in any Registration Statement filed in accordance with Article 2, Issuer may require that it has received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities and offerings.  Investor will not be liable under this Section 2.6(b) for any Damages in excess of the net proceeds realized by it in the sale of Registrable Securities to which such Damages relate.

(c)                                  If any proceeding (including any investigation by any governmental authority) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.6(a) or Section 2.6(b), such Person (an “Indemnified Party”) must promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party will be entitled to participate in, and to the extent that it shall elect, to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all reasonable fees and expenses, except that the failure of any Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  Reimbursements payable pursuant to the indemnification contemplated by this Section 2.6 will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.  In any such proceeding, any Indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be paid by such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel (in accordance with this Section 2.6(c)) reasonably satisfactory to such Indemnified Party in any such proceeding or (iii) in the reasonable judgment of such Indemnified Party after receipt of written advice of counsel, representation of both Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party will not be liable for the fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties.  If there is any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties.  Notwithstanding the foregoing, the Parties acknowledge and agree that to the extent a claim is made against any Investor Party which may be indemnifiable pursuant to Section 2.6(a), such Investor Party will be entitled to retain its regular outside counsel to review and produce documents, electronic files and other materials in response to document requests in connection with any claim for which an Investor Party may be entitled to indemnification pursuant to Section 2.6(a), and make determinations with respect to and prosecute issues related to confidential information of any Investor Party.  The Issuer will pay directly the reasonable fees and expenses of such counsel in connection with any such claim.  The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party will indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment.  Without the prior written consent of each affected Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed so long as the Indemnifying Party has complied, and continues to comply, with its covenants and obligations under this Agreement), no Indemnifying Party will effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (y) does not result in any limitation or restriction upon the ability of any Investor Affiliate to exercise all rights, privileges and preferences applicable to it as a holder of Issuer Common Stock and its rights under this Agreement.

(d)                                 If the indemnification provided for in Section 2.6(a) or Section 2.6(b) is unavailable to the Indemnified Parties or insufficient in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the applicable Indemnified Party, on the other hand, in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The Parties agree that it would not necessarily be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph.  The amount paid or payable by a party as a result of the Damages referred to in this paragraph will include, subject to the limitations set forth in Sections 2.6(a) and Section 2.6(b), any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.6(d), Investor will not be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’

discounts and commissions) received by Investor in the offering.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.7                               PARTICIPATION IN PUBLIC OFFERING

Investor may not participate in any Public Offering hereunder unless it has (i) agreed to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

2.8                               TRANSFER OF REGISTRATION RIGHTS

Investor shall have the right to transfer, by written agreement, any or all of its rights and obligations granted under this Article 2 (other than to the extent related to Section 2.6(b) with respect to any Registration Statement filed prior to such transfer) to any direct or indirect transferee of its Registrable Securities (each Person to whom such rights and obligations shall have been so transferred hereunder, a “Permitted Transferee”); provided, (i) such transferee is, at the time of such transfer, an Investor Affiliate or (ii) such transferee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and in either case (x) such transferee agrees, in writing in form and substance reasonably satisfactory to the Issuer, to be bound by the terms and provisions of this Article 2 being assigned to such Permitted Transferee and (y) such transfer of Registrable Securities shall be effected in compliance with this Agreement.  Following any transfer or assignment made pursuant to this Section 2.8 in connection with the transfer by the Investor of a portion of its Registrable Securities, the Investor shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Securities.

2.9                               FREE WRITING PROSPECTUSES

Except for a prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Issuer or other materials prepared by Issuer, Investor represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of Issuer and, in connection with any Public Offering, the underwriters.

2.10                        INFORMATION FROM AND OBLIGATIONS OF INVESTOR

Issuer’s obligation to include Investor’s Registrable Securities in any Registration Statement or related prospectus is contingent upon Investor:

(a)                                 furnishing to Issuer in writing its information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as Issuer may reasonably request or as may be required by Law for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information Investor previously furnished to Issuer not contain a material misstatement of fact or necessary to cause such Registration Statement or prospectus (or amendment or supplement thereto) not to omit a material fact with respect to Investor necessary in order to make the statements therein not misleading;

(b)                                 complying with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Issuer Common Stock is listed or traded and (iv) all other applicable regulations, in each case, in connection with the registration and the disposition of Registrable Securities;

(c)                                  following its actual knowledge thereof, notifying Issuer of the occurrence of any event that makes any statement made in a Registration Statement, prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding Investor untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;

(d)                                 providing Issuer with such information as may be required to enable Issuer to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such prospectus or Free Writing Prospectus;

(e)                                  using reasonable best efforts to cooperate with Issuer in preparing the applicable Registration Statement and any related prospectus;

(f)                                   furnishing Issuer with all information required to be included in such Registration Statement by applicable securities Laws in connection with the disposition of such Registrable Securities as Issuer reasonably requests; and

(g)                                  complying with the provisions of Section 5.16 of the Purchase Agreement during such period as the financial statements of Provide Commerce contemplated by such Section 5.16 are reasonably required by Issuer for inclusion or incorporation by reference into such Registration Statement and any related prospectus or prospectus supplement.

2.11                        RULE 144 REPORTING

With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Issuer agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times from and after the date of this Agreement, (ii) file with the SEC, in a timely manner, all reports and other documents required of the Issuer under the Exchange Act and (iii) so long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon request: a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of the Issuer; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

2.12                        REGISTRATION IN CONNECTION WITH A HEDGING TRANSACTION, STOCK LENDING TRANSACTION OR PERMITTED PLEDGE

(a)                                 Subject to Section 1.2(d) and this Article 2, the Issuer acknowledges that from time to time (including during the Restricted Period), the Investor may seek to enter into one or more Hedging Transactions, Stock Lending Transactions or a Permitted Pledge with a counterparty.  The Issuer agrees that, in connection with any proposed Hedging Transaction, Stock Lending Transaction or Permitted Pledge, if, in the reasonable judgment of counsel to the Investor (after good faith consultation with counsel to the Issuer), it is necessary or desirable to register under the Securities Act sales or Transfers (whether short or long and whether by the Investor or the counterparty to such Hedging Transaction, Stock Lending Transaction or Permitted Pledge) of Registrable Securities or (by the counterparty) other shares of Issuer Common Stock in connection therewith, then a registration statement covering Registrable Securities or such other shares of Issuer Common Stock may be used in a manner otherwise in accordance with the terms and conditions of this Agreement to register such sales or Transfers under the Securities Act.

(b)                                 Subject to Section 1.2(d) and this Article 2, if, in the circumstances contemplated by Section 2.12(a), the Investor seeks to register sales or Transfers of Registrable Securities (or the sale or Transfer by a counterparty of other shares of Issuer Common Stock) in connection with a Hedging Transaction, Stock Lending Transaction or Permitted Pledge at a time when a Registration Statement is effective, upon receipt of written notice thereof from the Investor, the Issuer shall use reasonable best efforts to take such actions as may reasonably be required to permit such sales or Transfers in connection with such Hedging Transaction, Stock Lending Transaction or Permitted Pledge to be covered by such effective Registration Statement in a manner otherwise in accordance with the terms and conditions of this Agreement, which may include, among other things, the filing of a prospectus supplement or post-effective amendment including a description of such Hedging Transaction, Stock Lending Transaction or Permitted Pledge, the name of the counterparty, identification of the counterparty or its Affiliates as underwriters or potential underwriters, if applicable, and any change to the plan of distribution contained in the prospectus.  Any information regarding a Hedging Transaction, a Stock Lending Transaction or a Permitted Pledge contained in a Registration Statement shall be deemed to be information furnished in writing expressly for use therein by the Investor for purposes of Section 2.6.

2.13                        TERMINATION OF REGISTRATION RIGHTS

Notwithstanding anything to the contrary contained herein, the registration rights granted under this Article 2 terminate and are of no further force and effect (other than Sections 2.3, 2.6 and 2.11), on the date on which there cease to be any Registrable Securities.

ARTICLE 3.
BOARD OF DIRECTORS

3.1                               INVESTOR DIRECTORS

From and after the Closing, the manner of selecting nominees for election to the Issuer Board will be as follows:

(a)                                 In connection with each annual or special meeting of shareholders of the Issuer at which Directors are to be elected (each such annual or special meeting, an “Election Meeting”), the Investor shall have the right to designate for nomination for election as an Investor Director such number of Investor nominees so that the total number of Investor Directors on the Issuer Board after giving effect to the election of the Investor nominees is equal to the product of the Investor Voting Interest multiplied by the Total Number of Directors, in each case rounded up to the next whole number; provided, that, if the Investor Voting Interest is less than ten percent (10%), then the Investor shall not be entitled to nominate any Person as an Investor Director.

(b)                                 The Investor shall give written notice to the Nominating and Corporate Governance Committee of each such nominee for Investor Director not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual Election Meeting; provided, that, if such Election Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the Investor shall give such notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the immediately preceding annual Election Meeting was mailed or public disclosure of the date of such Election Meeting was made, whichever first occurred; provided, further, however, that if the Investor fails to give such notice in a timely manner, then the Investor shall be deemed to have nominated the incumbent Investor Director or Investor Directors, as applicable, in a timely manner; provided, further, that if the number of incumbent Investor Directors is less than the number of Investor Directors the Investor is entitled to designate pursuant to Section 3.1(a), then the Issuer and the Investor shall use their respective reasonable best efforts to mutually agree on a Director or Directors to satisfy the requirements of Section 3.1(a).

(c)                                  In the event the Investor Beneficially Owns a number of shares of Issuer Common Stock which would entitle the Investor to nominate a number of Persons for election as a Director to the Issuer Board pursuant to Section 3.1(a) that is less than the number of Investor Directors on the Issuer Board at the time of determination, then the Investor will (x) designate in Investor’s sole discretion the Investor Director or Investor Directors who are to resign from the Issuer Board so that the number of Investor Directors on the Issuer Board is equal to the number of Persons the Investor is entitled to nominate for election as a Director to the Issuer Board at such time pursuant to Section 3.1(a) and (y) use its reasonable best efforts to cause such Investor Director(s) to resign or otherwise be removed from the Issuer Board.

(d)                                 In the event the Investor Beneficially Owns a number of shares of Issuer Common Stock which would entitle the Investor to nominate a number of Persons for election as a Director to the Issuer Board pursuant to Section 3.1(a) that is greater than the number of Investor Directors on the Issuer Board at the time of determination, then the Issuer will promptly take such actions (including increasing the number of Persons constituting the entire Issuer Board) as are necessary to create the appropriate number of vacancies or newly-created directorships on the Issuer Board and will cause those Persons designated by the Investor to fill such vacancies or newly-created directorships so that the number of Investor Directors on the Issuer Board is equal to the number of Persons the Investor is entitled to nominate for election as a Director to the Issuer Board at such time pursuant to Section 3.1(a).  Such Persons designated by Investor to fill such vacancies shall be appointed to the class in which the vacancy occurs, and, in the event the number of Persons constituting the Issuer Board is increased, such Persons designated to fill such newly-created directorships shall first (with respect to the first such Person) be appointed to the class of Directors on the Issuer Board that stood for election at the most recent Election Meeting prior to such appointment, and then (with respect to each subsequent such Person) to the class of Directors on the Issuer Board that stood for election at the next-most recent Election Meeting prior to such appointment.

3.2                               SLATE OF DIRECTORS

(a)                                 Subject to Section 3.5, the Issuer and the Issuer Board, including the Nominating and Corporate Governance Committee, shall cause each Investor Director designated in accordance with Section 3.1 to be included in management’s slate of nominees for election as a Director at each Election Meeting.

(b)                                 Until the earliest of (w) (A) five (5) years following the date of this Agreement and (B) if during the five (5) year period specified in clause (A), the Issuer Board ceases to be classified or the Issuer implements majority voting for the election of Directors, an additional one (1) year, for an aggregate of six (6) years following the date of this Agreement, (x) the date on which the Issuer and the Issuer Board fail to comply with the obligations set forth in Section 3.2(a), (y) the date the Investor Percentage Interest exceeds fifty percent (50%) and (z) the date the Investor Percentage Interest is less than ten percent (10%), if at least one (1) Investor Director serves on the Issuer Board, then the Investor will cause all shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates to be voted (i) in favor of all Director nominees nominated by the Nominating and Corporate Governance Committee, (ii) against any other nominees and (iii) against the removal of any Director (including any Non-Investor Director) if the Nominating and Corporate Governance Committee so recommends.

3.3                               PROXY OR INFORMATION STATEMENT

Within a reasonable time prior to the filing with the SEC of its proxy statement or information statement with respect to each Election Meeting, the Issuer shall, to the extent the Investor is entitled to representation on the Issuer Board in accordance with this Agreement, provide the Investor with the opportunity to review and comment on the information contained in such proxy or information statement applicable to the Investor Directors or Investor nominees.

3.4                               RECOMMENDATION AND VOTE

The Issuer agrees to use reasonable best efforts to, and to use reasonable best efforts to cause the Issuer Board and the Nominating and Corporate Governance Committee to, cause the election of each Investor Director nominee to the Issuer Board at each Election Meeting (including recommending that the Issuer’s stockholders vote in favor of the election of each Investor Director nominee and otherwise supporting the Investor Director nominees for election in a manner no less rigorous and favorable than the manner in which the Issuer supports its other nominees).

3.5                               QUALIFICATION AND REPLACEMENTS

(a)                                 Each Person designated by Investor for appointment or election as an Investor Director will meet Issuer’s standard qualifications for Directors.  If any Investor Director or Person designated by Investor as its nominee for election or appointment as an Investor Director (i) is unable to serve as a nominee for election or appointment as a Director or to serve as a Director, for any reason (including, for the avoidance of doubt, to the extent the Issuer Board or the Nominating and Corporate Governance Committee determines that such Investor Director or Person is not acceptable pursuant to this Section 3.5), (ii) is removed (upon death, resignation or otherwise) or fails to be elected at an Election Meeting solely as a result of such Investor Director failing to receive a plurality of the votes of the shares present in person or represented by proxy at the Election Meeting and entitled to vote on the election of Directors, or (iii) is to be substituted by the Investor (with the relevant Investor nominee’s consent and resignation) for election at an Election Meeting, the

Investor shall have the right to submit the name of a replacement for each such Investor Director (each a “Replacement”) to the Issuer for its approval (such Replacement to meet Issuer’s standard qualifications for Directors) and who shall, if so approved, serve as the nominee for election or appointment as a Director or serve as Director in accordance with the terms of this Article 3 in the same class of Directors on the Issuer Board as the Director for which such Person serves as a Replacement.  For each proposed Replacement that is not approved by the Issuer, the Investor shall have the right to submit another proposed Replacement to the Issuer for its approval on the same basis as set forth in the immediately preceding sentence.  The Investor shall have the right to continue submitting the name of a proposed Replacement to the Issuer for its approval until the Issuer approves that a Replacement may serve as a nominee for election or appointment as a Director or to serve as a Director whereupon such Person is appointed as the Replacement.  An Investor Director shall, at the time of nomination and at all times thereafter until such individual’s service on the Issuer Board ceases, meet any applicable requirements or qualifications under applicable Law or applicable stock exchange rules.  The Issuer acknowledges that, as of the date hereof, the Investor Directors who have joined or been appointed to join the Issuer Board at the Closing pursuant to the Purchase Agreement meet the standards set forth in this Section 3.5.  No Investor nominated Person (or Investor Director, as the case may be) will be permitted to serve on the Issuer Board unless such Person has agreed in writing, in a form reasonably acceptable to both the Investor and Issuer, subject to applicable Law, to immediately resign from the Issuer Board in the event that the conditions specified in Section 3.1(c) shall have occurred.

(b)                                 Neither the Nominating and Corporate Governance Committee, the Issuer nor the Issuer Board shall be under any obligation to nominate and recommend a proposed Investor Director (other than as provided below) if, as determined in good faith by the majority of the Non-Investor Directors, service by such nominee as a Director would reasonably be expected to fail to meet the independence standard of any stock exchange on which the Issuer Common Stock is listed or traded (including, for the avoidance of doubt, taking into account the position discussed in the first paragraph of IM-5605. Definition of Independence - Rule 5605(a)(2) of the Listing Rules of Nasdaq with respect to stock ownership by itself not precluding a finding of independence) or otherwise violate applicable Law, stock exchange rules or the Corporate Governance Guidelines of the Issuer (consistently applied); provided, that, notwithstanding this Section 3.5(b), the Investor will be entitled to designate as an Investor Director, at a minimum, two (2) Persons, and, at a maximum, no more than fifty percent (50%) of the proposed Investor Directors that do not meet the qualifications of this Section 3.5(b).

3.6                               COMMITTEES

(a)                                 In connection with each Election Meeting subject to Section 3.1, the Issuer and the Issuer Board agree to cause the appointment of an Investor Director designated by the Investor to each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, provided that (x)

such Investor Director meets the independence and other requirements under applicable Law, such committee’s charter and applicable stock exchange rules for such committee and (y) no Investor Director will be permitted to serve as chairperson of the Issuer Board or of any committee thereof; provided, that, the limitation set forth in clause (y) shall cease to apply if and when the Investor Percentage Interest exceeds fifty percent (50%). In the event the inability of an Investor Director to serve on the Issuer Board as described in Section 3.5 results in a vacancy on one of such committees, the Investor shall have the right to submit that the Replacement proposed pursuant to Section 3.5 be appointed to fill such committee vacancy, subject to the provisions of this Article 3. In the event an Investor Director is removed by the Issuer Board from the committee on which such Investor Director serves, the Investor shall have the right to submit the name of another Investor Director to fill the committee vacancy as a result of such removal, subject to the provisions of this Article 3.

(b)                                 The Investor shall promptly take all appropriate action to use its reasonable best efforts to cause to resign from any committee set forth in Section 3.6(a) any Investor Director if, as determined in good faith by a majority of the Non-Investor Directors, service by such Investor Director on such committee would reasonably be expected to violate applicable Law or applicable stock exchange rules.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

4.1                               REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Investor that:

(a)                                 The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 The Issuer has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by the Issuer has been duly and validly authorized by all necessary corporate action and no other corporate proceeding on the part of the Issuer is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Investor, constitutes a legally valid and binding obligation of the Issuer, enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)                                  The execution and delivery of this Agreement by the Issuer does not, and the performance of the Issuer’s obligations hereunder will not, (i) conflict with or violate any provision of the Issuer’s Amended and Restated Certificate of

Incorporation or Second Amended and Restated Bylaws or (ii) conflict with or violate any Law applicable to the Issuer.

4.2                               REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Issuer that:

(a)                                 The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 The Investor has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by the Investor has been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Investor is necessary to authorize this Agreement.  This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Issuer, constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)                                  The execution and delivery of this Agreement by the Investor does not, and the performance of the Investor’s obligations hereunder will not, (i) conflict with or violate any provision of the Investor’s Restated Certificate of Incorporation or Amended and Restated Bylaws or (ii) conflict with or violate any Law applicable to the Investor.

(d)                                 As of the date of this Agreement, none of the Investor Affiliates Beneficially Own any Issuer Securities, other than the Shares.

ARTICLE 5.
TERMINATION

5.1                               TERMINATION

Subject to Section 5.2 and other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement may only be terminated upon the occurrence of any of the following:

(a)                                 upon the mutual written agreement of the Issuer and the Investor;

(b)                                 by the Investor upon a material breach by the Issuer of any of the Issuer’s representations, warranties, covenants or agreements contained herein and such breach shall not have been cured with ten (10) days after written notice thereof shall have been received by the Issuer;

(c)                                  by the Issuer upon a material breach by the Investor of any of the Investor’s representations, warranties, covenants or agreements contained herein and such breach shall not have been cured with ten (10) days after written notice thereof shall have been received by the Investor;

(d)                                 in the event of any transaction permitted hereunder resulting in the Investor’s acquisition of Majority Voting Power; or

(e)                                  by either the Issuer or the Investor, in the event that the Investor Affiliates, at any time after the date hereof, hold an Investor Voting Interest of less than ten percent (10%) (after giving effect, for the avoidance of doubt, in the case of a Qualifying Transfer, to the substitution of any Qualifying Transferee as the “Investor” hereunder).

5.2                               EFFECT OF TERMINATION; SURVIVAL

In the event of any termination of this Agreement pursuant to Section 5.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party hereto; provided, however, that nothing contained in this Agreement (including this Section 5.2) shall relieve either Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or occurring prior to such termination.  Upon the termination of this Agreement in accordance with Section 5.1, this Agreement shall thereafter be null and void, except that, in the event that such termination occurs in accordance with:

(a)                                 Section 5.1(b), then Section 1.1(a), Section 1.1(b), Section 1.1(c), Section 1.1(g), Section 1.3 (other than Section 1.3(d)), Section 1.4(b), Section 1.5 and Section 1.6 and Article 2, Article 3 (other than Section 3.2(b))and Article 6 shall survive any such termination in accordance with their respective terms;

(b)                                 Section 5.1(c), then Section 1.1(a), Section 1.1(d), Section 1.1(e), Section 1.1(f), Section 1.2, Section 1.3(a), Section 1.3(b), Section 1.4(b) and Section 1.6 and Article 2 and Article 6 shall survive any such termination in accordance with their respective terms;

(c)                                  Section 5.1(d), then Section 1.3 (other than Section 1.3(d)) and Section 1.4(b) and Article 2, Article 3 (other than Section 3.1(c), Section 3.2(b) and clause (y) of Section 3.6(a)) and Article 6 shall survive any such termination in accordance with their respective terms; or

(d)                                 Section 5.1(e), then Article 2 and Article 6 shall survive any such termination in accordance with their respective terms.

ARTICLE 6.
GENERAL PROVISIONS

6.1                               CONFIDENTIAL INFORMATION

Investor will hold, and will cause its Affiliates and their Representatives to hold, in strict confidence, and will not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning Issuer and its Subsidiaries furnished to it by Issuer or its Representatives pursuant to this Agreement (except to the extent (x) such Information can be shown to have been (a) previously known by Investor on a non-confidential basis, (b) in the public domain through no fault of Investor or (c) later lawfully acquired from other sources by the party to which it was furnished and (y) such Information constitutes Issuer financial Information which is required by the Exchange Act to be set forth in any of the Investor’s SEC filings).

6.2                               FEES AND EXPENSES

Except as otherwise expressly provided herein, all expenses incurred by the Parties  in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

6.3                               NOTICES

Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (iii) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (iv) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to the Issuer, addressed to it at:

FTD Companies, Inc.

3113 Woodcreek Drive

Downers Grove, Illinois  60515

Facsimile:

Attention:                                         Scott D. Levin

E-Mail:

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio  44114

Facsimile:

Attention:                                         Lyle G. Ganske

James P. Dougherty

Email:

If to the Investor, addressed to it at:

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Facsimile:

Attention:                                         Richard N. Baer

E-Mail:

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York  10112

Facsimile:

Attention:                                         Frederick H. McGrath

Jonathan Gordon

E-mail:

6.4                               DEFINITIONS

For purposes of this Agreement, the term:

“13D Group” is defined as in Rule 13d-5(b) promulgated under the Exchange Act, except where the context otherwise requires; provided, that a group comprised solely of Investor Affiliates will not constitute a 13D Group for purposes of this Agreement.

“203 Approval” means the resolution adopted by the Issuer Board prior to the date of the Purchase Agreement in the form attached hereto as Exhibit A.

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.  Notwithstanding anything to the contrary set forth in this Agreement, the Issuer and its Affiliates (other than the Investor Affiliates) shall not be deemed to be Affiliates of the Investor Affiliates for purposes of this Agreement.

“Aggregate Purchase Price” has the meaning set forth in Section 1.2(f)(iii).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Transaction” has the meaning set forth in Section 2.1(e).

“ASRS” has the meaning set forth in Section 2.1(a).

“Beneficial Ownership” and related terms such as “Beneficially Owned” or “Beneficial Owner” with respect to any securities mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

“Blue Sky Laws” means state securities or “blue sky” laws.

“Business Day” means any day other than a day on which the SEC is closed.

“Cap” means 37.5%; provided, however, that the Cap shall increase to 40.0% on December 31, 2016.

“Change of Control Transaction” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Issuer; (b) the consolidation, merger or other business combination of the Issuer with or into any other entity, immediately following which the then current stockholders of the Issuer fail to own, directly or indirectly, at least Majority Voting Power; (c) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires Majority Voting Power (other than (i) a reincorporation or similar corporate transaction in which the Issuer’s stockholders own, immediately thereafter, interests in the new parent company in essentially the same percentage as they owned in the Issuer immediately prior to such transaction, or (ii) a transaction described in clause (b) (such as a triangular merger) in which the threshold in clause (b) is not passed); (d) the replacement of a majority of the Issuer Board with individuals who were not nominated by the Nominating and Corporate Governance Committee of the Issuer Board or appointed to fill vacancies by at least a majority of the Directors at the time of such replacement; or (e) entry by the Issuer into a definitive agreement approved by the Issuer Board with respect to a transaction involving any of the events described in clauses (a) through (d) of this definition.

“Closing” means the closing of the transactions contemplated by the Purchase Agreement.

“Closing Date” has the meaning set forth in Section 1.2(a).

“Damages” has the meaning set forth in Section 2.6(a).

“Delaware Courts” has the meaning set forth in Section 6.13.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director” means a director of the Issuer.

“Distribution Transaction” involving any Person that Beneficially Owns all or substantially all of the Issuer Common Stock owned by the Investor Affiliates (for purposes of this defined term excluding clause (ii) of the definition of Investor Affiliate) immediately prior to the Distribution Transaction means any transaction pursuant to which the equity interests of (i) such Person or (ii) any Person that directly or indirectly owns a majority of the equity interests of such Person are distributed (whether by redemption, dividend, share distribution, merger or otherwise) to all the Parent Company Holders, which classes or series of common stock are registered under Section 12(b) or 12(g) of the Exchange Act, on a pro rata basis with respect to each such class or series, or such equity interests of such Person are made available to be acquired by Parent Company Holders (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to Parent Company Holders), on a pro rata basis with respect to each such class or series, whether voluntary or involuntary.

“Election Meeting” has the meaning set forth Section 3.1(a).

“Exercise Notice” has the meaning set forth in Section 1.2(e)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement.

“Hedging Transaction” means any transaction involving an Investor Affiliate pursuant to which (i) a counterparty may engage in short sales, (ii) a counterparty may purchase and/or sell a swap or option (including a put or call option), (iii) the Investor Affiliate enters into a forward sale transaction (whether for a fixed or variable number of shares or at a fixed or variable price and whether pre-paid or post-paid), (iv) the Investor Affiliate issues a security that derives any significant part of its value from Issuer Common Stock (including a security exchangeable into Issuer Common Stock), and (v) the Investor Affiliate enters into a margin loan, in each case of or with respect to any Issuer Common Stock, and, if applicable to a particular transaction, such term includes (a) a pledge by an Investor Affiliate of any Issuer Common Stock in connection with any of the foregoing to secure the obligations of the pledgor under the Hedging Transaction and (b) the pledge of a Hedging Transaction itself to secure any extension of credit to a party based, in whole or part, on the value thereof.

“Indemnified Party” has the meaning set forth in Section 2.6(c).

“Indemnifying Party” has the meaning set forth in Section 2.6(c).

“Information” has the meaning set forth in Section 6.1.

“Inspectors” has the meaning set forth in Section 2.5(g).

“Investor” has the meaning set forth in the preamble to this Agreement.

“Investor Affiliate” means (i) the Investor, (ii) any Qualified Distribution Transferee, and (iii) each Affiliate of any of the foregoing, until such time as such Person is not an Affiliate of the Investor and/or any Qualified Distribution Transferee.

“Investor Director” means any Person designated by the Investor (x) to become a member of the Issuer Board at the Closing pursuant to the Purchase Agreement and (y) pursuant to Article 3, in each case who is elected or appointed to the Issuer Board.

“Investor Parties” has the meaning set forth in Section 2.6(a).

“Investor Percentage Interest” means, as of any date of determination, the percentage represented by the quotient of (i) the number of shares of Issuer Common Stock that are Beneficially Owned by the Investor Affiliates and (ii) the sum of (x) the number of all outstanding shares of Issuer Common Stock and (y) any shares of Issuer Common Stock included in clause (i) that are issuable upon conversion, exchange or exercise of any equity security of the Issuer and not included in clause (x); provided, that, to the extent the Issuer has different classes or series of capital stock outstanding which have different voting rights than the Issuer Common Stock outstanding as of the date of this Agreement, then Investor Percentage Interest means, as of any date of determination, the percentage voting power represented by the shares of Issuer Common Stock Beneficially Owned by the Investor Affiliates.

“Investor Voting Interest” means, as of any date of determination, the percentage represented by the quotient of (x) the number of shares of Issuer Common Stock Beneficially Owned by Investor Affiliates and entitled to vote at an Election Meeting (if such Election Meeting was called as of the date of determination, or at such applicable Election Meeting provided for in Article 3) divided by (y) the total number of shares of Issuer Common Stock entitled to vote at such Election Meeting, disregarding for purposes of calculating such number of shares entitled to vote at such Election Meeting any shares of Issuer Common Stock issued pursuant to Section 1.5(e).

“Issuer” has the meaning set forth in the preamble to this Agreement.

“Issuer Acceptance Notice” has the meaning set forth in Section 1.2(f)(ii).

“Issuer Board” means the Issuer’s Board of Directors.

“Issuer Common Stock” means the Issuer’s issued and outstanding common stock, par value $0.0001 per share, and any other common equity security entitled to vote generally for the election of Directors.

“Issuer Securities” means any securities of the Issuer or bank debt or obligations for borrowed money of Issuer or any of its Subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities, bank debt or obligations for borrowed money), including any swaps or other derivative arrangements, in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding or otherwise.

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, agency requirement, common law, order, judgment, writ, stipulation, award, injunction or decree.

“Lent Shares” has the meaning set forth in Section 1.2(d)(ii).

“Majority Voting Power” means the ownership of shares of (x) Issuer Common Stock and (y) other equity securities of the Issuer having the right to vote generally (and not just in special circumstances) in the election of Directors, which represent in the aggregate a majority of the outstanding voting power of the Issuer in any election of Directors.

“Market Sale” has the meaning set forth in Section 1.2(e).

“Market Sale Notice” has the meaning set forth in Section 1.2(e)(i).

“Maximum Amount” has the meaning set forth in Section 1.5(b).

“Maximum Offering Size” has the meaning set forth in Section 2.1(d).

“Minimum Condition” has the meaning set forth in Section 1.1(b)(iv).

“Nasdaq” means The Nasdaq Stock Market, and references thereto shall be deemed to include any other public stock market on which Issuer may be listed (including, as applicable, for purposes of reference to the rules and regulations thereof).

“New Issuance Notice” has the meaning set forth in Section 1.5(a).

“New Securities” has the meaning set forth in Section 1.5(d).

“Non-Investor Directors” means those members of the Issuer Board that were not designated by Investor.

“Parent Company” means the publicly traded Person that Beneficially Owns, through an unbroken chain of majority-owned subsidiaries, the Person having record ownership of the Issuer Common Stock.  For purposes of this definition, the term “publicly traded” means that the Person in question (x) has a class or series of equity securities registered under Section 12(b) or 12(g) of the Exchange Act or (y) is required to file reports pursuant to Section 15(d) of the Exchange Act.

“Parent Company Holders” means all the holders of one or more classes or series of common stock of the applicable Parent Company.

“Permitted Offer” has the meaning set forth in Section 1.1(b).

“Permitted Pledge” means a pledge of Registrable Securities or creation of a security interest in the Registrable Securities and any Transfer of Registrable Securities as a result of any default, event of default or foreclosure under such pledge or security agreement if (i) the pledgee or the secured party is a financial institution and (ii) the pledge or security interest is created in connection with a bona fide financing transaction or a Hedging Transaction.

“Permitted Transferee” has the meaning set forth in Section 2.8.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Prohibited Transferee” means any Person who, directly or indirectly, including through one or more Subsidiaries, is engaged in the business of providing floral products and services to consumers, retail florists or other retail locations offering floral products anywhere in the world and such floral products and services account for greater than twenty percent (20%) of such Person’s consolidated revenues.

“Provide Commerce” has the meaning set forth in the recitals to this Agreement.

“Public Offering” means an underwritten public offering of Issuer Common Stock pursuant to an effective registration statement under the Securities Act, other than (a) pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (b) in connection with a rights offering.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Qualified Distribution Transferee” means any Person that meets the following conditions:  (i) at the time of any Transfer to it of Issuer Common Stock, it is an Investor Affiliate (for purposes of this defined term excluding clause (ii) of the definition of Investor Affiliate), (ii) thereafter, by reason of a Distribution Transaction, it ceases to be an Investor Affiliate, and (iii) prior to such Transfer, it executes and delivers to the Issuer a written agreement reasonably satisfactory to the Issuer to be bound by, and entitled to the benefits of, this Agreement, prospectively, as contemplated by Section 1.3(a) of this Agreement.

“Qualifying Amendment” has the meaning set forth in Section 1.3(c).

“Qualifying Note” means a promissory note or other debt instrument delivered pursuant to Section 1.5(e) made by the Person entering into a definitive agreement for a Change of Control Transaction, which note or other debt instrument (i) is made or guaranteed by a Person which the Issuer Board, in the exercise of its good faith judgment, has determined has the financial capacity to satisfy its obligations on such note on maturity, (ii) is fully recourse to such maker (and any guarantor), (iii) pays interest at an interest rate, and having other terms, which the Issuer Board, in good faith, has determined are consistent with market terms for obligations of such type, (iv) has a maturity date of the first (1st) anniversary of the execution of such note.

“Qualifying Transfer” shall mean a Transfer, in a single transaction, or in a series of related transactions, (a) to a Person (in each case, other than a Transfer to a Qualified Distribution Transferee, and other than to an Affiliate of Investor), who, following such Transfer, will Beneficially Own greater than fifteen percent (15%) of the outstanding Issuer Common Stock, but whose ownership percentage (calculated in the same manner as Investor Percentage Interest) upon, and giving effect to such Transfer, does not exceed the Cap and (b) following which, the Investor Affiliates will Beneficially Own less than five percent (5%) of the outstanding Issuer Common Stock.

“Qualifying Transferee” means a Person acquiring shares of Issuer Common Stock in a Qualifying Transfer.

“Records” has the meaning set forth in Section 2.5(g).

“Registrable Securities” means, at any time, the Shares, together with (x) any securities distributed thereon or acquired upon exercise of any securities distributed thereon and (y) any shares of Issuer Common Stock with respect to which the Investor acquires Beneficial Ownership following the Closing; provided, such Shares will cease to be Registrable Securities at such time as (i) a Registration Statement covering such shares of Issuer Common Stock or other securities has been declared effective by the SEC and such shares of Issuer Common Stock or other securities have been disposed of pursuant to such effective registration statement, (ii) such shares of Issuer Common Stock or other securities are sold pursuant to Rule 144 (or any similar provisions then in force) or may be sold during any three-month period in a single transaction or series of transactions without volume or manner of sale limitations under Rule 144 (or any similar provisions then in force) or (iii) such shares of Issuer Common Stock or other securities are otherwise Transferred, assigned, sold, conveyed or otherwise disposed of and thereafter such securities may be resold without subsequent registration under the Securities Act; provided, however, that, with respect to this clause (iii), Registrable Securities held by an Investor Affiliate will not cease to be Registrable Securities by reason of the fact that such securities shall have been Transferred, for so long as such Registrable Securities continue to be held by any Investor Affiliate.

“Registration Actions” has the meaning set forth in Section 2.1(f).

“Registration Statement” means any registration statement of Issuer under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement.

“Replacement” has the meaning set forth in Section 3.5.

“Representatives” means, with respect to a Person, such Person’s officers, managers, directors, general partner and employees, and, to the extent authorized to act on behalf of such Person, such Person’s outside counsel, accountants, consultants or financial advisors or other Persons so acting.

“Requested Shelf Registered Securities” has the meaning set forth in Section 2.1(c).

“Restricted Period” has the meaning set forth in Section 1.2(a).

“ROFO Notice” has the meaning set forth in Section 1.2(f)(i).

“ROFO Purchase Agreement” has the meaning set forth in Section 1.2(f)(iii).

“ROFO Purchaser” has the meaning set forth in Section 1.2(f)(ii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Investor.

“Settlement Threshold” has the meaning set forth in Section 1.2(d)(iii).

“Shares” has the meaning set forth in the recitals to this Agreement.

“Shelf Public Offering” has the meaning set forth in Section 2.1(c).

“Shelf Public Offering Request” has the meaning set forth in Section 2.1(c).

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Stockholder Rights Provision” means any stockholder rights plan or similar plan or agreement or any charter or bylaw provision (x) the purpose or reasonably evident effect of which is to restrict or limit the Investor’s ability to acquire shares of Issuer Common Stock up to the Cap (or any amount in excess thereafter as provided in this Agreement) or to Transfer Issuer Common Stock among the Issuer Affiliates or in a Distribution Transaction, or to engage in a Qualifying Transfer or (y) the reasonably evident effect of which is to impose on the Investor Affiliate, Qualified Distribution Transferee or Qualifying Transferee, or to cause such Person to incur or suffer, any restriction, limitation, economic detriment or cost (including through disproportionate dilution, relative to other holders of Issuer Common Stock, of such Person’s equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Issuer in the form of a mandatory offer requirement, “fair price” or similar provision) as a result of such Person’s and/or its Affiliates’ acquisition or continued ownership of Issuer Common Stock.

“Stock Lending Transaction” shall mean a transaction whereby an Investor Affiliate lends shares of Issuer Common Stock to a third party or permits a third party to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, such shares of Issuer Common Stock.

“Subject Shares” has the meaning set forth in Section 1.2(f)(i).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Suspension Notice” has the meaning set forth in Section 2.1(f).

“Suspension Period” has the meaning set forth in Section 2.1(f).

“Target Price” has the meaning set forth in Section 1.2(f)(i).

“Third Party” means any Person who, in the reasonable good faith judgment of the Non-Investor Directors, is not, directly, or indirectly through one or more intermediaries, acting in concert with the Investor Affiliates.

“Third Party Offer” has the meaning set forth in Section 1.1(b).

“Total Number of Directors” means the total number of Persons constituting the entire Issuer Board (as specified in the charter or bylaws of the Issuer or any resolution of the Issuer Board).

“Trading Day” means (x) with respect to the Issuer Common Stock, any day (i) other than a Saturday, a Sunday, a day on which Nasdaq is not open for business, or a day on which Nasdaq is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (ii) during which trading of the Issuer Common Stock on Nasdaq has not been suspended for more than ninety (90) minutes, and (y) with respect to any other security, any day (i) other than a Saturday, a Sunday, a day on which the public stock market on which such security is traded is not open for business, or a day on which such public stock market is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (ii) during which trading of such security on such public stock market has not been suspended for more than ninety (90) minutes.

“Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Issuer Common Stock Beneficially Owned by such Person or of any interest (including any voting interest) in any Issuer Common Stock Beneficially Owned by such Person.  Notwithstanding the foregoing, any sale or transfer of the Parent Company (or any equity interests therein), or any change of control of the Parent Company, will not constitute a Transfer of the Issuer Common Stock Beneficially Owned by such Parent Company.

“Transferee” means any Person that is the recipient or beneficiary of any Transfer.

“Volume Weighted Average Price” means, a price per share of Issuer Common Stock equal to the volume-weighted average price of the Rule 10b-18 eligible trades in the shares of Issuer Common Stock for the specified period of Trading Days as determined by reference to the screen entitled “FTD <EQUITY> AQR SEC” as reported by Bloomberg L.P. (without regard to pre-open or after hours trading outside of any regular trading session for such Trading Day).

6.5                               INTERPRETATION

When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference is to an Article of, Section of or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein are deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement.  Any reference to “days” means calendar days unless Business Days are expressly specified.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded and if the last day of such period is not a Business Day, the period shall end at 5:00 p.m. Denver, Colorado time on the next succeeding Business Day. The term “or” is not exclusive and means “and/or” unless the context in which such phrase is used shall dictate otherwise. Terms defined in the singular in this Agreement also include the plural and vice versa. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if” unless the context in which such phrase is used dictates otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Any reference in this Agreement to a person shall be deemed to be a reference to such Person and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

6.6                               HEADINGS

The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning, construction or interpretation of this Agreement.

6.7                               SEVERABILITY

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.8                               ENTIRE AGREEMENT

This Agreement (together with the letter agreement, dated as of February 19, 2014, entered into by Investor and Issuer and the Purchase Agreement and the other documents delivered pursuant thereto) constitutes the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

6.9                               ASSIGNMENT

Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by either Party without the prior written consent of the other Party. Any purported assignment without such prior written consent will be void.

6.10                        FURTHER ASSURANCES

Each Party shall cooperate and take such action as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this

Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

6.11                        PARTIES IN INTEREST

This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that, any Indemnified Party will be deemed a third party beneficiary of the Indemnifying Party’s obligations under Section 2.6 hereof and will be entitled to enforce its rights thereunder directly against such Indemnifying Party.  The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. The representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

6.12                        MUTUAL DRAFTING

Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties and this Agreement shall not be construed against any Party as the principal draftsperson hereof.

6.13                        GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The Parties hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of any other State Court of the State of Delaware or any Federal Court of the United States of America sitting in the State of Delaware (collectively, the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Courts, or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Courts.  The Parties hereby consent to and grant the Delaware Courts jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

6.14                        COUNTERPARTS

This Agreement may be executed via facsimile or .pdf and in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

6.15                        SPECIFIC PERFORMANCE

The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at Law or in equity and it is agreed by the Parties that the remedy at Law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

6.16                        AMENDMENT

This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

6.17                        WAIVER

At any time, either Party may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein.  Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party making such waiver, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or for any other period not specifically provided in the waiver.

6.18                        ADJUSTMENT OF SHARE NUMBERS AND PRICES

If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of Issuer Common Stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such Issuer Common Stock referred to in this Agreement and, if applicable, the prices of such shares, shall be adjusted to the number and types of shares of such Issuer Common Stock that a holder of such number of shares of such Issuer Common Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event, and the prices for such shares shall be similarly adjusted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

INVESTOR

LIBERTY INTERACTIVE CORPORATION

By:
Name:
Title:

ISSUER

FTD COMPANIES, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

EXHIBIT A

Resolutions Adopted at a Special Meeting

of the Board of Directors

July 28, 2014

The Acquisition; Issuance of Restricted Company Common Stock

RESOLVED, that the form, terms and provisions of the Stock Purchase Agreement (the “Stock Purchase Agreement”) to be entered into by and among FTD Companies, Inc., a Delaware corporation (the “Company”), Liberty Interactive Corporation, a Delaware corporation (“LIC”) and Provide Commerce, Inc., a Delaware corporation (“Target”), including any exhibits, annexes and schedules thereto, in substantially the form presented to the Board of Directors of the Company (the “Board”), with such changes therein and additions thereto as shall be made in accordance with the following resolution, providing, among other things, for the acquisition by the Company of 100% of the stock of Target (the “Acquisition”), and the payment of consideration therefor by the Company consisting of (A) $121,460,980 in cash and (B) the issuance by the Company of 10,203,010 shares of Common Stock of the Company (the “Restricted Stock Issuance”), and the other transactions, actions and instruments contemplated by or incident to the Stock Purchase Agreement be and hereby are authorized, adopted and approved for all purposes;

FURTHER RESOLVED, that each executive officer of the Company (collectively, the “Authorized Officers”) be, and each of them hereby is, authorized for and on behalf of the Company to execute and deliver the Stock Purchase Agreement with such additions, deletions, changes or modifications as such Authorized Officer executing the same shall approve, such execution and delivery to conclusively evidence the authorization and approval thereof by the Company, and are each hereby empowered to take any other action and make any such filings as such Authorized Officer deems necessary or desirable in connection with the execution, delivery and performance of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby, including the Acquisition;

FURTHER RESOLVED, that the Restricted Stock Issuance be, and it hereby is, authorized and approved, and that when issued under the Stock Purchase Agreement, such Company Common Stock will be validly issued, fully paid and nonassessable shares of common stock of the Company; and

FURTHER RESOLVED, that, in connection with the Acquisition and the Restricted Stock Issuance, the Company reserves for issuance 10,203,010 shares of Company Common Stock required to be issued to LIC when and as provided in the Stock Purchase Agreement.

Approval of Investor Rights Agreement

RESOLVED, that the form, terms and provisions of the Investor Rights Agreement (the “Investor Rights Agreement”) to be entered into by the Company and LIC upon the consummation of the transactions anticipated by the Stock Purchase Agreement, including any exhibits, annexes and schedules thereto, in substantially the same form presented to the Board, with such changes therein and additions thereto as shall be made in accordance with the following resolution, and the other transactions, actions and instruments contemplated by or incident to the Investor Rights Agreement be and hereby are authorized, adopted and approved for all purposes; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized for and on behalf of the Company to execute and deliver the Investor Rights Agreement upon the consummation of the transaction with such additions, deletions, changes or modifications as such Authorized Officer executing the same shall approve, such execution and delivery to conclusively evidence the authorization and approval thereof by the Company, and are each hereby empowered to take any other action and make any such filings as such Authorized Officer deems necessary or desirable in connection with the execution, delivery and performance of the Investor Rights Agreement and the consummation of the transactions contemplated thereby.

DGCL 203 Waiver

RESOLVED, that each of the Investor Affiliates (as defined in the Investor Rights Agreement) and any “affiliates” or “associates” thereof (for purposes of this resolution, as defined in and contemplated by Section 203(c)(1) and Section 203(c)(2) of the General Corporation Law of the State of Delaware (“DGCL”)), including persons who become “affiliates” or “associates” of the Investor Affiliates after the date hereof, any group composed solely of Investor Affiliates and any “affiliates” or “associates” thereof, and any Qualified Distribution Transferee (as defined in the Investor Rights Agreement) that receives Issuer Common Stock (as defined in the Investor Rights Agreement) in a Distribution Transaction (as defined in the Investor Rights Agreement) and any “affiliates” or “associates” thereof (collectively, the “Exempt Persons”), are approved as an “interested stockholder” within the meaning of Section 203 of the DGCL and that any acquisition of “ownership” of “voting stock” (as defined in and contemplated by Section 203(c)(8) and Section 203(c)(9) of the

DGCL) of the Company (or any successor thereto) by any of the Exempt Persons, either individually or as a group, as any such acquisition may occur from time to time (including in circumstances where an Investor Affiliate, or “affiliate” or “associate” thereof ceases to be an “affiliate” of the Investor (as defined in the Investor Rights Agreement) and continues to own voting stock of the Company, so long as such person meets the requirements of a Qualified Distribution Transferee (as defined in the Investor Rights Agreement) or an “affiliate” thereof), be and hereby are approved for purposes of Section 203 of the DGCL, and the restrictions on “business combinations” contained in Section 203 of the DGCL shall not apply to any of the Exempt Persons.